UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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of the Securities Exchange Act of 1934 (Amendment No.  )

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ICON ECI Fund Sixteen

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ICON ECI FUND SIXTEEN
3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

April 24, 2017

Dear Shareholders:

ICON MT 16, LLC, a Delaware limited liability company and the managing owner (the “Managing Owner”) of ICON ECI Fund Sixteen (“Fund Sixteen”), is asking for your consent to amend and restate the Third Amended and Restated Trust Agreement of Fund Sixteen (the “Trust Agreement”) in order to amend the definition of “operating period” to allow for the shortening of the operating period of Fund Sixteen in the sole and absolute discretion of the Managing Owner (the “Trust Agreement Amendment”).

The Trust Agreement Amendment is explained in the enclosed consent solicitation statement (the “Consent Solicitation Statement”). We urge you to read the enclosed materials carefully. If you have any questions or need assistance, please call Mediant Communications, Inc. (“Mediant”), who was retained by Fund Sixteen to assist in the solicitation of consents, at (844) 201-2048, or Fund Sixteen’s Investor Relations department at (800) 343-3736.

The period during which consents will be solicited pursuant to the Consent Solicitation Statement will begin on the date hereof and will continue until May 24, 2017, unless extended by the Managing Owner, in its sole discretion, to a later date, which date will not be later than June 13, 2017 (the “Solicitation Period”). Consent Forms received prior to 5:00 p.m. Eastern Time, on the last day of the Solicitation Period will be effective, provided such Consent Form has been properly executed.

The Managing Owner believes that it is in the best interests of the Shareholders for the Managing Owner to have the ability to end the operating period of Fund Sixteen earlier than currently allowed pursuant to the Trust Agreement given the challenges that Fund Sixteen has experienced and is continuing to experience with its investment objectives. If the Trust Agreement Amendment is approved, the Managing Owner will end Fund Sixteen’s operating period and commence Fund Sixteen’s wind down period. As a result, the Managing Owner will have more flexibility to try to maximize the value of Fund Sixteen’s portfolio for the benefit of Fund Sixteen’s Shareholders.

The Managing Owner recommends that you vote “FOR” the Trust Agreement Amendment in order to amend the definition of “operating period.”

Your vote is very important. Because approval of the Trust Agreement Amendment requires consent of the Shareholders owning more than 50% of the aggregate issued and outstanding Class A and Class I shares (collectively, the “Shares”) as of the close of business on the record date for the consent solicitation, a failure to consent will have the same effect as a vote against the Trust Agreement Amendment. Only those Shareholders who held Shares at the close of business on April 24, 2017, the record date, and are entitled to consent to the Trust Agreement Amendment, will receive notice of and consent to the Trust Agreement Amendment.

IF YOU OWN SHARES IN MULTIPLE ACCOUNTS, FOR EXAMPLE, IN AN IRA AND INDIVIDUALLY, YOU WILL RECEIVE A SEPARATE CONSENT SOLICITATION STATEMENT FOR EACH ACCOUNT. PLEASE RETURN A CONSENT FORM FOR EACH ACCOUNT IN ORDER FOR ALL YOUR SHARES TO BE VOTED.

Enclosed are a Consent Form and a self-addressed stamped envelope for your convenience. You may also vote (i) by telephone to Mediant at (866) 834-5340; or (ii) online at www.proxypush.com/icon. Please vote on the Trust Agreement Amendment using one of these methods as soon as possible. Your timely consent is very important.

Very truly yours,

Michael A. Reisner and Mark Gatto
Co-Chief Executive Officers and Co-Chairmen
ICON Capital, LLC, the sole member of ICON MT 16,
LLC, the Managing Owner

New York, New York
April 24, 2017

ICON ECI FUND SIXTEEN
3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

CONSENT SOLICITATION STATEMENT

April 24, 2017

THE CONSENT SOLICITATION PERIOD EXPIRES AT 5:00 P.M., EASTERN TIME,
ON MAY 24, 2017, UNLESS EXTENDED (THIS PERIOD, AS IT MAY BE EXTENDED,
THE “SOLICITATION PERIOD”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR
TO THE EXPIRATION OF THE SOLICITATION PERIOD.

This Consent Solicitation Statement contains information related to the proposed amendment to the Third Amended and Restated Trust Agreement (the “Trust Agreement”) of ICON ECI Fund Sixteen (“Fund Sixteen”) in order to amend the definition of “operating period” to provide for the ability of the Managing Owner to shorten the operating period of Fund Sixteen in the sole and absolute discretion of the Managing Owner (the “Trust Agreement Amendment”).

This Consent Solicitation Statement is being furnished to Shareholders of Fund Sixteen to solicit their approval of the Trust Agreement Amendment. Fund Sixteen was formed in October 2012 to make investments in domestic and international businesses, which investments are primarily structured as debt and debt-like financings (such as loans, leases and other structured financing transactions) in or that are collateralized by equipment and other corporate infrastructure (collectively, “Capital Assets”). Fund Sixteen offered its Class A and Class I shares (collectively, the “Shares”) from July 2013 to December 2014. Fund Sixteen is currently in its operating period, which began in January 2015 and was expected to last for approximately five years, unless extended by the Managing Owner for up to an additional three years.

As of April 24, 2017, there were approximately 17,599 Shares outstanding, held by 356 Shareholders. As of December 31, 2016, total shareholders’ capital was $12,293,128. Fund Sixteen’s equipment financing business has encountered significant challenges over the past several years. Specifically, Fund Sixteen continues to suffer from (1) a lack of significant capital raised in order to execute on its investment objectives; and (2) increasing competition over the last few years from larger alternative lenders that had not historically competed with Fund Sixteen for investment opportunities. These challenges, along with the increasing costs associated with managing a public equipment fund, have made it increasingly difficult to operate Fund Sixteen in the same manner that it has operated under since inception.

As a result, the Managing Owner believes it is in the best interests of the Shareholders to amend the definition of the “operating period” in order to provide the Managing Owner with the ability to shorten the operating period and the ability to begin to orderly liquidate Fund Sixteen’s investment portfolio in order to try to maximize returns and distribute capital to the Shareholders, rather than having to reinvest proceeds received from existing investments in the current challenging environment. In order to provide this flexibility, Fund Sixteen’s Trust Agreement must be amended, as set forth in the form of Fourth Amended and Restated Trust Agreement attached hereto as Appendix A, and which will become the Trust Agreement of Fund Sixteen if the Trust Agreement Amendment is approved by the required vote of Shareholders. If the Trust Agreement Amendment is approved, the Managing Owner will end Fund Sixteen’s operating period and commence Fund Sixteen’s wind down period.

This Consent Solicitation Statement is first being sent or given to Shareholders on or about April 24, 2017.

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION

In this Consent Solicitation Statement, the “Managing Owner,” “we,” “us” and “our” refer to ICON MT 16, LLC, the Managing Owner of Fund Sixteen and a wholly-owned subsidiary of ICON Capital, LLC.

Q:	Why are we seeking your consent?
A:	We are seeking your consent to approve an amendment to the Trust Agreement of Fund Sixteen so that we can amend the definition of “operating period” to provide us with the ability to shorten the operating period in our sole and absolute discretion. If the Trust Agreement Amendment is approved, the Managing Owner will end Fund Sixteen’s operating period and commence Fund Sixteen’s wind down period.
Q:	Why are we recommending the amendment to the definition of the “operating period”?
A:	As of December 31, 2016, total shareholders’ capital was $12,293,128. Fund Sixteen’s equipment financing business has encountered significant challenges over the past several years. As a result, the Managing Owner believes it is in the best interests of the Shareholders to amend the definition of the “operating period” in order to provide the Managing Owner with the ability to shorten the operating period and the ability to begin to orderly liquidate Fund Sixteen’s investment portfolio in order to try to maximize returns and distribute capital to the Shareholders, rather than having to reinvest proceeds received from existing investments in the current challenging environment.
Q:	If I vote in favor of the Trust Agreement Amendment, what will change with respect to my Shares in Fund Sixteen?
A:	If you vote in favor of the Trust Agreement Amendment, nothing will change with respect to your Shares in Fund Sixteen. However, the Managing Owner will now have the ability to shorten the operating period and begin the wind down period for Fund Sixteen earlier than currently permitted in order to try to maximize the value to you and the other Shareholders.
Q:	If I vote in favor of the Trust Agreement Amendment, will the timing of my monthly distributions be affected?
A:	Not immediately. As a result of the significant challenges that Fund Sixteen has faced as described in this Consent Solicitation Statement, the Managing Owner suspended the payment of distributions to Shareholders effective with the February 1, 2017 distribution. Once Fund Sixteen enters its wind down period, the payment of distributions will vary, depending on the timing of the sale of Fund Sixteen’s assets and/or the maturity of its investments, and Fund Sixteen’s receipt of income from its investments.
Q:	What are the potential advantages to me if the Trust Agreement Amendment is approved?
A:	If the Shareholders approve the change in the definition of the operating period, the Managing Owner will cause Fund Sixteen to enter the wind down period and as a result, have the flexibility to negotiate and close one or more favorable transactions that, in the aggregate, may result in the sale of all or substantially all of the assets of Fund Sixteen without having to seek additional Shareholder approval once one or more potential transactions are negotiated. If the Trust Agreement Amendment is not approved, the Managing Owner will be required to seek Shareholder approval in order to seek to liquidate all or substantially all of the assets of Fund Sixteen during the ongoing operating period. If the Managing Owner is able to find one or more favorable transactions that, in the aggregate, would result in the sale of all or substantially all of the assets of Fund Sixteen, a delay caused as a result of the Shareholders needing to approve such sale during the operating period could delay or even derail such a transaction or series of transactions.
Q:	What are the potential disadvantages to me if the Trust Agreement Amendment is approved?
A:	If the Trust Agreement Amendment is approved, the Managing Owner will not be required to seek Shareholder approval in order to enter the wind down period and begin an orderly liquidation of all or substantially all of the assets of Fund Sixteen and the Shareholders would not have the ability to approve the sale of all or substantially all of Fund Sixteen’s assets. The lack of the ability to approve or disapprove of any such sale could result in a transaction or series of transactions that might not be as favorable to the Shareholders as could be found if the Managing Owner was required to seek the approval of the Shareholders for such a transaction or series of transactions. However, the Managing Owner still has a fiduciary duty to the Shareholders to seek a transaction or multiple transactions that would be in the best interests of the Shareholders.
Q:	When would the Trust Agreement Amendment become effective?
A:	The Trust Agreement Amendment would become effective immediately upon receiving the required consent of the Shareholders.
Q:	What happens if the Trust Agreement Amendment is not approved?
A:	If the Trust Agreement Amendment is not approved, the Trust Agreement will continue to exist as is and the Managing Owner will be required to get Shareholder approval in order to sell all or substantially all of Fund Sixteen’s assets during the operating period.
Q:	Who is entitled to vote by consent on the Trust Agreement Amendment?
A:	As of the close of business on April 24, 2017, the record date, Fund Sixteen had 356 Shareholders owning 17,599 Shares. Only those Shareholders who held Shares at the close of business on the record date, and are entitled to consent to the Trust Agreement Amendment, will receive notice of and consent to the Trust Agreement Amendment.
Q:	How do I vote?
A:	To vote on the Trust Agreement Amendment, each Shareholder may mark the Consent Form to vote “FOR,” “AGAINST” or to “ABSTAIN” with respect to the Trust Agreement Amendment and then sign and return the completed Consent Form in the enclosed postage prepaid envelope. You may also vote on the Trust Agreement Amendment (i) by telephone to Mediant Communications, Inc. (“Mediant”) at (866) 834-5340; or (ii) online at www.proxypush.com/icon.
Q:	Can I change my vote after I submit my Consent Form?
A:	Yes. Even after you have submitted your Consent Form, you may change your vote at any time before the expiration of the Solicitation Period by submitting a properly executed, later dated Consent Form or by giving Fund Sixteen a notice of revocation.
Q:	What is the required vote to approve the Trust Agreement Amendment?
A:	The affirmative consent of the Shareholders owning more than 50% of the aggregate issued and outstanding Shares as of the close of business on April 24, 2017, the record date, is required to approve the Trust Agreement Amendment.

As of the record date, 17,599 Shares of Fund Sixteen were issued and outstanding and 17,537 Shares were entitled to vote. Accordingly, Shareholders owning more than 8,800 Shares must vote “FOR” the Trust Agreement Amendment in order for the Trust Agreement Amendment to be approved.

Q:	Who will pay the costs incurred in soliciting consents?
A:	Fund Sixteen will pay all of the costs and expenses related to the preparation, filing, printing and mailing of this Consent Solicitation Statement and Consent Form and the solicitation of consents to approve the Trust Agreement Amendment. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit your consent on Fund Sixteen’s behalf in person or by telephone, fax or other electronic means. None of these directors, officers and employees will receive any extra compensation for doing this but Fund Sixteen will reimburse them for their out-of-pocket expenses.

Fund Sixteen has retained Mediant to assist in the solicitation of consents, and Mediant will receive fees and reimbursement of out-of-pocket expenses of approximately $5,000 in the aggregate for providing such assistance.

Q:	Who is soliciting my consent?
A:	We are sending you this Consent Solicitation Statement in connection with our solicitation of consents to amend the Trust Agreement in order to revise the definition of “operating period.”

Q:	What should I do if I have questions?
A:	If you have any questions about this consent solicitation, the Trust Agreement Amendment or this Consent Solicitation Statement, or would like additional copies of this Consent Solicitation Statement or the Consent Form, you should contact our information agent, Mediant, toll-free at (844) 201-2048, or Fund Sixteen’s Investor Relations department at (800) 343-3736.
Q:	Where can I find the voting results of the consent solicitation?
A:	Fund Sixteen expects to disclose final results of the consent solicitation in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the end of the Solicitation Period.

THE CONSENT SOLICITATION

Fund Sixteen is a direct financing fund that primarily makes investments in domestic and international businesses, which investments are primarily structured as debt and debt-like financings (such as loans, leases and other structured financing transactions) in or that are collateralized by Capital Assets utilized by such companies to operate their businesses, as well as other strategic investments in or collateralized by Capital Assets that the Managing Owner believes will provide Fund Sixteen with a satisfactory, risk-adjusted rate of return.

In the case of secured loans and other financing transactions, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount Fund Sixteen lends to borrowers. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of investments in leased Capital Assets that decline in value at a slow rate due to the long economic life of such Capital Assets, Fund Sixteen expects that it will generate sufficient net proceeds at the end of the investment from the sale or re-lease of such Capital Assets to provide a return of and a return on Fund Sixteen’s investment. In the case of operating leases, Fund Sixteen expects most, if not all, of the return of and the return on such investments to be realized upon the sale or re-lease of the Capital Assets. For leveraged leases, Fund Sixteen expects the rental income it receives to be less than the purchase price of the Capital Assets because Fund Sixteen will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets.

In some cases, Fund Sixteen may acquire equity interests, as well as warrants or other rights to acquire equity interests, in the borrower or lessee that may increase the expected return on its investments.

The life of Fund Sixteen is divided into three distinct phases:

(1) Offering Period:  The period during which Fund Sixteen offered and sold Shares to investors. Fund Sixteen invested most of the net proceeds from the sale of Shares in Capital Assets. The offering period ended on December 31, 2014.

(2) Operating Period:  After the close of the offering period, Fund Sixteen has been reinvesting the cash generated from its initial investments to the extent that cash is not needed for its expenses, reserves and distributions to Shareholders. Fund Sixteen currently anticipates that the operating period will end five years from the end of its offering period. However, the operating period will end earlier than currently anticipated if the Trust Agreement Amendment is approved by the required consent of Shareholders. In the Managing Owner’s discretion, however, Fund Sixteen’s operating period can be extended for up to an additional three years. The operating period began on January 1, 2015.

(3) Wind Down Period:  After the operating period, Fund Sixteen will then sell its assets and/or let its investments mature in the ordinary course of business. The goal is to complete the wind down period within two years after the end of the operating period, but it may take longer to do so.

At December 31, 2016 and 2015, total shareholders’ capital was $12,293,128 and $13,351,869, respectively. Net income attributable to Fund Sixteen for the years ended December 31, 2016 and 2015 was $8,182 and $287,459, respectively.

Fund Sixteen’s equipment financing business has encountered significant challenges over the past several years. Specifically, Fund Sixteen continues to suffer from (1) a lack of significant capital raised in order to execute on its investment objectives; and (2) increasing competition over the last few years from larger alternative lenders that had not historically competed with Fund Sixteen for investment opportunities. These challenges, along with the increasing costs associated with managing a public equipment fund, have made it increasingly difficult to operate Fund Sixteen in the same manner that it has operated under since inception.

As a result, the Managing Owner believes it is in the best interests of the Shareholders to amend the definition of the “operating period” in order to provide the Managing Owner with the ability to shorten the operating period and the ability to begin to orderly liquidate Fund Sixteen’s investment portfolio in order to try to maximize returns and distribute capital to the Shareholders, rather than having to reinvest proceeds received from existing investments in the current challenging environment. In order to provide this flexibility, Fund Sixteen’s Trust Agreement must be amended, as set forth below. If the Trust Agreement Amendment is approved, the Managing Owner will end Fund Sixteen’s operating period and commence Fund Sixteen’s wind down period.

The Trust Agreement Amendment.  If the Trust Agreement Amendment is approved, the Trust Agreement will be amended and restated to amend Section 17 — Definitions — “Operating Period.” This change is reflected in the form of Fourth Amended and Restated Trust Agreement attached hereto as Appendix A.

Section 17 of the Trust Agreement sets forth the defined terms used in the Trust Agreement and will be amended as follows (additions shown in underline and the deletions shown by strikethrough):

“Operating Period” means the period commencing with the Final Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be ~~extended, by notice to the Shareholders, at the sole and absolute discretion of the Managing Owner for a further period of not more than an additional 36 months~~shortened, or extended for up to three years, each in the sole and absolute discretion of the Managing Owner with notice to the Shareholders.

In accordance with Section 14.2 of the Trust Agreement, no amendment to the Trust Agreement, including the Trust Agreement Amendment proposed herein, will “increase the liability of any Shareholder or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in class or relative number of Shares owned) any Shareholder’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Trust without in each case the consent of each Shareholder affected thereby.” Accordingly, your liability as a Shareholder of Fund Sixteen will not be increased in any way as a result of the Trust Agreement Amendment and the Trust Agreement Amendment will not adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in class or relative number of Shares owned) your share of distributions of cash or allocations of Profits and Losses for tax purposes or of any investment tax credit amounts of Fund Sixteen.

Vote Required to Approve the Trust Agreement Amendment.  The Trust Agreement Amendment requires the affirmative consent of the Shareholders owning more than 50% of the aggregate issued and outstanding Shares as of the close of business on the record date. As of the close of business on April 24, 2017, the record date for this consent solicitation, there were 17,599 Shares issued and outstanding and 17,537 Shares were entited to vote. Therefore, consents from Shareholders owning more than 8,800 Shares must be received prior to the expiration of the Solicitation Period in order to approve the Trust Agreement Amendment.

As of April 24, 2017, no directors or officers of the Managing Owner own any of Fund Sixteen’s equity securities. The following table sets forth, as of April 24, 2017, the beneficial ownership of each person who is known by Fund Sixteen to beneficially own 5% or more of the outstanding Shares:

Name of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage(2)
The Saginaw Chippewa Indian Tribe Housing and Land Expendable Trust Fund	1,013	5.8%
The Saginaw Chippewa Indian Tribe Future Securities Expendable Trust Fund	1,013	5.8%
Brad Heckenberg IRA	937	5.3%

(1)	Represents ownership of Class A shares. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Ownership information for those persons who beneficially own 5% or more of Fund Sixteen’s Shares is solely based upon information furnished by Fund Sixteen’s transfer agent.
(2)	Based on a total of 17,599 Shares, consisting of 17,189 Class A and 410 Class I shares, issued and outstanding on April 24, 2017. Other than differing allocable fees and expenses, the Class A shares and Class I shares have identical rights and privileges, such as identical voting and distribution rights.

Recommendation of the Managing Owner.  The Managing Owner recommends that the Shareholders approve the Trust Agreement Amendment because the flexibility obtained will provide the Managing Owner with the ability to begin to orderly liquidate Fund Sixteen’s investment portfolio in order to try to maximize returns and distribute capital to the Shareholders, rather than having to reinvest proceeds received from existing investments in the current challenging environment.

The Managing Owner recommends that you vote “FOR” the Trust Agreement Amendment in order to revise the definition of “operating period.”

Voting Procedures.  This Consent Solicitation Statement, together with the accompanying Consent Form, is being distributed to you to solicit your consent with respect to the Trust Agreement Amendment.

In order for the Trust Agreement Amendment to be approved, Shareholders owning more than 50% of the issued and outstanding Shares must vote for “FOR” the Trust Agreement Amendment prior to the expiration of the Solicitation Period. The Solicitation Period is the time period during which Shareholders may vote for or against or abstain from voting with respect to the Trust Agreement Amendment. The Solicitation Period will commence on the date hereof and will continue until May 24, 2017, unless extended by the Managing Owner, in its sole discretion, to a later date, which date will not be later than June 13, 2017. Any Consent Form received prior to 5:00 p.m., Eastern Time, on the last day of the Solicitation Period will be effective provided that such Consent Form has been properly executed.

A signed Consent Form that is returned without indicating a vote will be voted “FOR” the Trust Agreement Amendment. Shareholders who fail to return a signed Consent Form or fail to vote using another method of voting set forth herein by the end of the Solicitation Period or who abstain with respect thereto will be counted as voting “AGAINST” the Trust Agreement Amendment. Failure to return a signed Consent Form or an abstention or a vote against the Trust Agreement Amendment may cause the Trust Agreement Amendment to not become effective.

No Meeting to Be Held.  We have not scheduled a special meeting of Fund Sixteen’s Shareholders to discuss or vote on the Trust Agreement Amendment or this Consent Solicitation Statement. We intend to actively solicit the support of Fund Sixteen’s Shareholders for the Trust Agreement Amendment and, subject to applicable federal and state securities laws, answer questions about the Trust Agreement Amendment and this Consent Solicitation Statement and explain the reasons for our recommendation that the Shareholders vote to approve the Trust Agreement Amendment.

Expenses of the Consent Solicitation.  Fund Sixteen will pay all of the costs and expenses related to the preparation, filing, printing and mailing of this Consent Solicitation Statement and Consent Form and the solicitation of consents to approve the Trust Agreement Amendment. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit your consent on Fund Sixteen’s behalf in person or by telephone, fax or other electronic means.

Fund Sixteen has retained Mediant to assist us in the solicitation of consents, and Mediant will receive fees and reimbursement of out-of-pocket expenses of approximately $5,000 in the aggregate for providing such assistance.

BY ORDER OF THE MANAGING OWNER OF FUND SIXTEEN

MICHAEL A. REISNER AND MARK GATTO

Co-Chief Executive Officers and Co-Chairmen
ICON Capital, LLC, the sole member of ICON MT 16, LLC, the
Managing Owner of Fund Sixteen

April 24, 2017

Appendix A

FOURTH AMENDED AND RESTATED TRUST AGREEMENT OF ICON ECI FUND SIXTEEN

This Fourth Amended and Restated Trust Agreement of ICON ECI Fund Sixteen (the “Agreement”) is executed as of the [  ] day of [           ], 2017 by and among ICON MT 16, LLC, a Delaware limited liability company (the “Managing Owner”), CION Investment Group, LLC (formerly, ICON Investment Group, LLC), a Delaware limited liability company, its initial beneficial owner (the “Initial Shareholder”) and Wilmington Trust, National Association, the Delaware trustee (the “Trustee”).

WITNESSETH:

WHEREAS, ICON ECI Fund Sixteen (the “Trust”) was formed as a Delaware Statutory Trust pursuant to a Certificate of Trust filed on October 11, 2012, under and pursuant to the Delaware Statutory Trust Act (12 Del. C. §3801, et. seq.) (the “Delaware Act”); and

WHEREAS, the parties hereto wish to amend and restate the Third Amended and Restated Trust Agreement dated April 1, 2014 (the “Third Amended and Restated Trust Agreement”), pursuant to its terms and hereby set forth the following terms and conditions of the operations, management and business of the Trust; and

WHEREAS, the Trust’s Shareholders, by consent of a Majority, determined to amend and restate the Third Amended and Restated Trust Agreement in its entirety.

NOW, THEREFORE, the Third Amended and Restated Agreement is hereby amended and restated to read in full as follows:

Section 1. Establishment of the Trust.

The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Trust established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Shareholders, except as otherwise herein expressly stated.

Section 2. Name, Principal Office and Address.

2.1 Legal Name and Address.

The name of the Trust is “ICON ECI Fund Sixteen.” The principal office and place of business of the Trust shall be located at 3 Park Avenue, 36th Floor, New York, New York 10016 or at such other address as the Managing Owner may from time to time determine and specify by written notice to the Shareholders. The Trust may also maintain such other offices and places of business as the Managing Owner may deem advisable at any other place or places within the United States and, in connection therewith, the Managing Owner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Trust qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Trust legally to conduct its business in such jurisdictions.

2.2 Address of Shareholders.

The principal place of business of the Managing Owner and the places of residence of the other Shareholders shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Shareholder may change his, her or its respective place of residence by giving Notice of such change to the Trust at its principal office (and, in the case of the Managing Owner, by also giving Notice thereof to all of the Shareholders), which Notice shall become effective five (5) days after receipt.

Section 3. Purposes, Powers and Trustee.

3.1 Purposes.

The Trust has been organized for the purposes of: (a) financing, refinancing, acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Capital Assets and any other type of direct or indirect interest (including making and/or investing in loans secured by Capital Assets, and residual interests, which encompass, among other things, the right to Capital Asset rental and sales proceeds after the payoff of debt associated with the Capital Asset) in Capital Assets and leases of all kinds, (b) purchasing equity interests in entities that finance or own Capital Assets or entities financing or owning direct or indirect interests in Capital Assets; and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

3.2 Types of Assets.

The Capital Assets financed or invested in by the Trust shall be selected from among new or used: (i) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other Capital Assets used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may be characterized as vessels); (ii) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (iii) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas; (iv) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (v) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; (vi) any real property or leasehold or other interests in real property that are incidental to any Capital Assets or leases; and (vii) other types of Capital Assets that the Investment Manager believes may be an attractive investment, including future technology Capital Assets, custom made or specialized Capital Assets similar to those types of Capital Assets described above, data gathering Capital Assets and upgrades and retrofits to existing Capital Assets.

3.3 Powers.

In furtherance of the above purposes, the Trust shall have the power, directly or indirectly:

(a) to finance, refinance, acquire, invest in, lend against, purchase and/or make future commitments to purchase, own, lend against, acquire options to purchase, hold, lease, re-lease, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Capital Assets and interests therein;

(b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements to make or acquire Investments;

(c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

(d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Trust and accept such kinds and amounts of security for loans and leases it makes to others as the Investment Manager, in its sole and absolute discretion, shall deem appropriate; and

(e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Trust consistent with the terms of this Agreement.

3.4 Trustee.

(a) Wilmington Trust, National Association has been appointed and hereby agrees to continue to serve as the trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing

Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Managing Owner in accordance with the terms of Section 3.4(e) hereof.

(b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Managing Owner in accordance with Section 3.4(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware at the expense of the Trust for the appointment of a successor trustee.

(c) The Trustee is hereby appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Act that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State that the Trustee is required to execute under Section 3811 of the Delaware Act. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Shareholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Agreement. The Delaware trustee shall have no liability for the acts or omissions of the Managing Owner, the Investment Manager, the Initial Shareholder or the Shareholders. In furtherance of the foregoing, the Trustee shall have no power, duty or authority to execute any documents, reports or certificates required by the Sarbanes-Oxley Act of 2002 in connection with the Trust.

(d) The Trustee shall be entitled to receive reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including, without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

(e) Upon resignation or removal of the Trustee, the Managing Owner shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the Delaware Act. Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until a written acceptance of appointment is delivered by the successor trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Agreement.

(f) The Trustee is authorized, but shall not be required, to take such action or refrain from taking such action under this Agreement as it may be directed in writing by or on behalf of the Managing Owner or the Investment Manager from time to time. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Managing Owner or the Investment Manager requesting written instructions as to the course of action desired by the Managing Owner or the Investment Manager, and such instructions by or on behalf of the Managing Owner or the Investment Manager shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

(g) Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall, subject to the terms of this Section 3.4, be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except as may be required by law.

3.5 Trustee Liability.

In accepting the trust continued hereby, Wilmington Trust, National Association acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust, National Association by reason of the transactions contemplated by this Agreement and any other agreement to which the Trust is a party shall look only to the Trust for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any Shareholder, except for the Trustee’s own bad faith, gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust property or the Shares;

(b) [reserved]

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner, the Investment Manager or their respective delegatees, any Shareholder or any other Person;

(d) The Trustee shall not have any duty or obligation to supervise or monitor the performance, or compliance with this Agreement by, of any obligations of the Managing Owner, the Investment Manager or their respective delegatees or any Shareholder or any other Person;

(e) No provision of this Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee believes that such action, repayment of such funds or adequate indemnity against such risk or liability is not assured or provided to it; and

(f) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

The Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including, without limitation, lost profits, or (y) any losses due to forces beyond the reasonable control of the Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys selected by it in good faith; and (ii) may, at the expense of the Trust, consult with counsel and other experts, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel or other experts selected by it in good faith.

The Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the sale or transfer of the Shares.

Each of the parties hereto hereby agrees, as evidenced by its acceptance of any benefits hereunder, and all Shareholders agree that the Trustee in any capacity has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust.

3.6 Indemnification of the Trustee

The Trust (or if the Trust has insufficient assets, the Managing Owner) shall be liable for, and does hereby indemnify, protect, save and keep harmless the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 3.6 shall survive the termination of this Agreement or the removal or resignation of the Trustee.

Section 4. Term.

The term of the Trust commenced upon the filing of the Certificate of Trust with the Secretary of State of the State of Delaware on October 11, 2012, and shall dissolve at midnight on December 31, 2027, unless sooner dissolved or terminated as provided in Section 11 of this Agreement (the “Term”).

Section 5. Shareholders and Capital.

5.1 Managing Owner.

The Managing Owner has contributed $1.00, in cash, as its Capital Contribution to the Trust. The Managing Owner may also purchase Shares in the Trust; in such case the Managing Owner will be treated as a Shareholder with respect to the purchased Shares.

5.2 Shareholders.

(a) The Initial Shareholder shall contribute the sum of $1,000.00 in cash to the Trust. On or after the first business day following the admission of additional Shareholders, the Initial Shareholder’s $1,000.00 Capital Contribution shall be returned, without interest, and it shall cease to be a Shareholder. The Shareholders hereby consent to the Initial Shareholder’s withdrawal of its Capital Contribution and waive any right, claim or action they may have against it by reason of its having been a Shareholder.

(b) From and after the Initial Closing Date, there shall be two classes of Shares, as follows: (i) Class A shares; and (ii) Class I shares.

Unless otherwise expressly set forth herein, all classes of Shares shall have the same voting and other rights.

(c) Any Person desiring to become a Shareholder shall execute and deliver to the Managing Owner a Subscription Agreement substantially in the form that is attached as an exhibit to the Prospectus, and such other documents as the Managing Owner shall request, which other documents shall be in form and substance satisfactory to the Managing Owner, pursuant to which, among other things, such Person shall, subject to acceptance of his, her or its subscription by the Managing Owner, agree to be bound by all terms and provisions of this Agreement.

(d) Each Shareholder shall make a Capital Contribution, in cash, in the amount set forth on the Subscription Agreement.

(e) Each eligible subscriber (other than a qualified participant in the DRIP) must make a minimum investment of $5,000 for Class A Shares or $100,000 for Class I Shares (except for subscribers for Class I Shares through fee-based programs or wrap accounts, who are subject to a minimum investment of $5,000).

(f) The Managing Owner and any Affiliate of the Managing Owner shall have the right to subscribe for Shares for its own account for investment purposes only.

(g) No subscribers shall be admitted to the Trust unless and until the Minimum Offering shall be achieved. Upon the determination by the Managing Owner that the Minimum Offering has been achieved, the Managing Owner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Shareholder, the Managing Owner shall send or cause to be sent notice to such Shareholder in confirmation thereof. Subscribers who tender Subscription Monies and who are accepted as Shareholders shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

(h) Subscriptions for Shares received after the Initial Closing Date shall promptly be accepted or rejected by the Managing Owner after their receipt by the Trust (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent or caused to be sent to the subscriber. The Managing Owner retains the unconditional right to refuse to admit any subscriber as a Shareholder.

(i) Each subscriber who is admitted to the Trust as a Shareholder shall, for all purposes of this Agreement, become and be treated as a Shareholder as of the Closing Date on which such subscriber is admitted to the Trust or the Final Closing Date next following the acceptance of their subscriptions by the Managing Owner and the receipt by the Managing Owner of all Subscription Monies payable in connection therewith.

(j) The name and address of each Shareholder and the amount of the Capital Contribution made by such Shareholder are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided, that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Shareholder to the Trust for all purposes of this Agreement if such Shareholder was duly and properly admitted to the Trust as a result of such Closing.

(k) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited into the Escrow Account. From and after the Initial Closing Date, all Subscription Monies (other than those Subscription Monies from residents of the Commonwealth of Pennsylvania whose Subscription Monies must be held in the Escrow Account until Subscription Monies for $12,500,000 have been received and accepted) shall be held by the Trust in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

(l) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies (taking into account the requirements for Subscription Monies from residents of the Commonwealth of Pennsylvania) then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Shares purchased by any Shareholder admitted to the Trust as a result of such Closing, together with any interest earned thereon, shall be released to the Trust. If the number of Shares subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the Managing Owner to become a Shareholder shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Trust upon a Closing or returned to the subscriber.

5.3 Trust Capital.

(a) No Shareholder shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(l)).

(b) Except as provided in the Trust’s Repurchase Plan or Section 10.5 hereof, the Trust shall not repurchase any Shares. No Shareholder shall have the right to withdraw or receive any return of such Shareholder’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Shareholder in the form of property other than cash.

(c) Except as otherwise specifically provided herein, no Shareholder shall have priority over any other Shareholder as to: (i) the return of such Shareholder’s Capital Contribution or Capital Account; (ii) such Shareholder’s share of Profits and Losses; or (iii) such Shareholder’s share of distributions of Cash From Operations and Cash From Sales.

(d) Neither the Managing Owner nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Shareholder except to the extent as may be set forth in this Agreement.

5.4 Capital Accounts.

(a) A separate Capital Account shall be established and maintained for the Managing Owner and for each Shareholder.

(b) The initial Capital Account balance of the Managing Owner shall be $1.00.

(c) The initial Capital Account balance of the Initial Shareholder shall be $1,000.00, representing the purchase of one Class A Share.

(d) The initial Capital Account balance of each Shareholder shall be the amount of such Shareholder’s Capital Contribution.

(e) The Capital Account of each Shareholder shall be increased by: (i) the amount of any additional money contributed by such Shareholder to the Trust; and (ii) allocations to such Shareholder of Profits (or items thereof), and items of income or gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Shareholder shall be decreased by: (i) the amount of money distributed to or on behalf of such Shareholder by the Trust; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Shareholder by the Trust (net of liabilities secured by such distributed property that such Shareholder is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Shareholder of Losses (or items thereof), and items of expense, loss or deduction specially allocated pursuant to Section 8.2(f) hereof.

(f) For purposes of this Agreement, a Shareholder who has more than one Share in the Trust shall have a single Capital Account that reflects all such Shares and all such classes, regardless of the time or manner in which such Shares were acquired.

(g) If a Share is sold or otherwise transferred, the Capital Account of the transferor with respect to such Share shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(h) For any taxable year in which the Trust has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

(i) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Shareholders’ Capital Accounts may be adjusted and thereafter maintained to reflect the revaluation of Trust assets on the books of the Trust in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h); provided, however, that, other than upon liquidation of the Trust within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), such an adjustment shall be made only if the Managing Owner determines in its sole discretion that such an adjustment is necessary to reflect the relative economic interests of the Shareholders in the Trust.

(j) Notwithstanding anything herein to the contrary, the Shareholders’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Trust, in accordance with Treas. Reg. Section 1.701-1(b)(2)(iv)(q) such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Shareholders and is based, wherever practicable, on federal tax accounting principles.

5.5 Additional Capital Contributions.

(a) The Managing Owner shall not be required to make any Capital Contributions in addition to its initial Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement and any obligations under the Delaware Act. No Managing Owner shall have any personal liability for the repayment of any Capital Contributions of any Shareholder.

(b) Each Shareholder shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. A Shareholder shall be liable to the Trust to make his or her Capital Contributions equal to the Gross Share Price paid for such Shareholder’s Shares pursuant to the Offering and shall not be required to lend any funds to the Trust or, after his or her Capital Contributions have been made, to make any additional capital contributions to the Trust.

5.6 Loans by Shareholders.

Except as provided in Section 11.2(a)(iii), no loan by any Shareholder or any Affiliate of any Shareholder to the Trust (including, without limitation, any Trust Loan) shall constitute a Capital Contribution to the Trust or increase the Capital Account balance of any Shareholder, but shall be treated, for all purposes, as Indebtedness of the Trust payable or collectible only out of the assets of the Trust in accordance with the terms and conditions upon which such loan was made.

5.7 No Right to Return of Capital.

No Shareholder shall be entitled to demand any distribution of or with respect to such Shareholder’s Capital Contribution or Capital Account.

Section 6. Managing Owner.

6.1 Extent of Powers and Duties.

(a) General.  Except as expressly limited by the provisions of this Agreement, pursuant to Section 3806(b)(7) of the Delaware Act the Managing Owner shall have complete and exclusive discretion in the management and control of the affairs and business of the Trust and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Trust. Without limiting the generality of the foregoing, the Managing Owner shall provide such personnel and services as the Managing Owner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Trust and the day-to-day management of its assets. The Managing Owner may employ on behalf of the Trust, to the extent that it, in its sole judgment, shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Trust’s property, and/or the operation of the business of the Trust. The Managing Owner may employ the services of its Affiliates to assist the Managing Owner in its managerial duties, and may compensate all such Persons from the assets of the Trust at rates which it, in its sole judgment, deems fair and reasonable; provided, however, that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount that is comparable and competitive with the compensation, price or fee that would be charged by non-Affiliates of the Managing Owner to render comparable services that could reasonably be made available to the Trust upon comparable terms; (ii) all services for which the Managing Owner’s Affiliates are to receive compensation from the Trust shall be embodied in a written contract that (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty upon 60 days written notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the Prospectus; (iv) the Managing Owner’s Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner that is either more favorable to the Managing Owner’s Affiliates or less favorable to the Trust by the vote or consent of a Majority.

(b) Powers and Duties.

(i) General Duties.  The Managing Owner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Trust in accordance with this Agreement and in the best interests of the Trust. The Managing Owner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Trust, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Shareholders may not contract away the fiduciary duty owed to such Shareholders by the Managing Owner. The Managing Owner shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Trust.

(ii) General Powers.  The Managing Owner shall have full power and authority, subject to the provisions of this Agreement or as provided in the Delaware Act, on behalf of the Trust, to carry out and accomplish its purposes and functions including, without limitation, the power to: (A) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and to contract with others, including Affiliates, to do the same on behalf of the Trust; (B) select and supervise the activities of any Investment management agents for the Trust; (C) ensure the proper application of revenues of the Trust; (D) maintain proper books of account for the Trust and to prepare reports of operations and tax returns required to be furnished to the Shareholders pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) employ the Dealer-Manager to select Selected Dealers to offer and sell Shares; (F) expend Trust capital; (G) purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, Investments, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the Managing Owner, for all such purposes; (H) invest any and all funds held by the Trust; (I) designate depositories of the Trust’s funds, and the terms and conditions of such deposits and draws thereon; (J) borrow money or otherwise to procure extensions of credit for the Trust and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents or instruments constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Investments and other assets of the Trust as security therefor; (K) hold all or any portion of the Investments and other assets of the Trust in the name of one or more trustees, nominees or other entities or agents of or for the Trust; (L) establish Reserves; (M) ensure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Trust; and (N) take all such actions and execute all such documents, agreements and other instruments as the Managing Owner may deem necessary, convenient or advisable to accomplish or further the purposes of the Trust or to protect and preserve Trust assets to the same extent as if the Managing Owner were itself the owner thereof.

(iii) Authority to Admit Shareholders.  The Managing Owner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the Managing Owner, to effect the admission of Shareholders, including, but not limited to, registering the Shares under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Shares for sale with state securities regulatory authorities.

(iv) Authority to Enter into the Dealer-Manager Agreement.  The Managing Owner shall have the authority to enter into, on behalf of the Trust, the Dealer-Manager Agreement with the Dealer-Manager and, on behalf of the Trust, to assist the Dealer-Manager in making any and all necessary filings with FINRA to obtain a “no objections” determination from FINRA with respect to the Offering.

(v) Authority to Enter into Selected Dealer Agreements.  The Managing Owner shall have the authority to enter into, on behalf of the Trust, or to authorize the Dealer-Manager to so enter into, separate Selected Dealer Agreements with registered investment advisers and FINRA member broker-dealers selected by the Dealer-Manager.

(vi) Authority to Enter into the Escrow Agreement.  The Managing Owner shall have the authority to enter into, on its own behalf and on behalf of the Trust, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date (and thereafter with respect to Subscription Monies received from residents of the Commonwealth of Pennsylvania until Subscription Monies for $12,500,000 have been received and accepted) and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the Managing Owner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organizational and Offering Expense.

(vii) Authority to Contract for Insurance.  The Managing Owner shall have the authority to cause the Trust to purchase and maintain such insurance policies as the Managing Owner, in its sole discretion (except to the extent limited elsewhere in this Agreement), deems reasonably necessary to protect the interests of the Trust, including, without limitation, extended coverage liability and casualty and workers’ compensation, and the Managing Owner and any Affiliate of the Managing Owner and their respective employees and agents may be named as additional insured parties thereunder, provided that the cost of premiums payable by the Trust is not increased thereby.

(viii) Authority to Enter into Certain Transactions in Its Own Name.  The Managing Owner shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate’s name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Trust; provided, however, that the Trust will not acquire Capital Assets from any Fund, except as expressly provided in this Agreement.

(ix) Authority to Enter into Joint Ventures.  The Managing Owner shall have the authority to cause the Trust to enter into Joint Ventures, subject to the limitations of Section 6.2(d), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the Managing Owner deems necessary or appropriate.

(x) Authority to Reinvest.  During the Operating Period (and the Wind Down Period, to the extent the Managing Owner determines it would benefit Shareholders), the Managing Owner may reinvest all or a substantial portion of the Trust’s Cash Flow in additional Investments in furtherance of, and consistent with, the Trust’s purposes and investment objectives set forth in Sections 3.1 and 3.2.

(xi) Authority to Adopt a Distribution Reinvestment Plan. The Managing Owner shall have the authority to adopt, amend and terminate a Distribution Reinvestment Plan on behalf of the Trust.

(c) Delegation of Powers; Authority to Enter into the Investment Management Agreement.  Except as otherwise provided under this Agreement or by law, the Managing Owner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates). The Managing Owner shall have the authority to enter into, on behalf of the Trust, the Investment Management Agreement, pursuant to which the Investment Manager will, on behalf of the Trust, originate Investments, temporarily make Investments, service the Investments, including, but not limited to, performing credit analysis and underwriting, receivables management, portfolio management, accounting and financial and tax reporting, remarketing, and marketing services.

(d) Reliance by Third Parties.  No Person dealing with the Trust or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Managing Owner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Trust be required to inquire as to whether the approval of the Shareholders for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the Managing Owner, or in accepting any instrument signed by the Managing Owner, in the name and behalf of the Trust or the Managing Owner.

(e) Fiduciary Duty.

(i) The Managing Owner agrees to perform its duties under this Agreement in good faith and in the best interests of the Trust, but only upon the express terms of this Agreement. The Managing Owner shall not have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, which duties are hereby expressly eliminated. For the avoidance of doubt, to the fullest extent permitted by law, no person other than the Managing Owner or the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, any Shareholder or any other person.

(ii) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Person, the Managing Owner shall not be liable to the Trust or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Managing Owner or any other person otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of such Managing Owner or any other person.

(iii) Unless otherwise expressly provided herein:

(A) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any other Person, on the other hand; or

(B) whenever this Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

(iv) Notwithstanding any other provision of this Agreement or otherwise applicable law, whenever in this Agreement the Managing Owner is permitted or required to make a decision:

(A) in its “discretion” or under a grant of similar authority, the Managing Owner shall be entitled to consider such interests and factors as it desires, including its own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(B) in its “good faith” or under another express standard, the Managing Owner shall act under such express standard and shall not be subject to any other or different standard.

(v) Unless expressly provided otherwise herein, the Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. To the extent that the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust it shall not have any duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. The Managing Owner and its Affiliates may engage or be interested in any financial or other transaction with the Trust or any Affiliate of the Trust, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Trust or its Affiliates.

6.2 Limitations on the Exercise of Powers of Managing Owner.

The Managing Owner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the Managing Owner shall be subject to the following in the administration of the Trust’s business and affairs:

(a) Sales and Leases of Investments from or to the Managing Owner and its Affiliates.  The Trust shall neither purchase nor sell Investments, nor sell nor lease Capital Assets, to or from the Managing Owner or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection (a), the Trust may purchase Affiliated Investments if:

(i) the Managing Owner determines that making the Affiliated Investment is in the best interests of the Trust;

(ii) such Affiliated Investment is acquired by the Trust at a price which does not exceed the sum of (A) the net cost to the Managing Owner or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the Managing Owner and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

(iii) there is no difference in the interest terms of any Indebtedness secured by the Affiliated Investment at the time it is acquired by the Managing Owner or its Affiliate and the time it is acquired by the Trust;

(iv) neither the Managing Owner nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Trust making such Affiliated Investment; and

(v) at the time the Affiliated Investment is transferred to the Trust, the Managing Owner or its Affiliate had held such Affiliated Investment on an interim or temporary basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Trust, (B) borrowing money or obtaining financing for the Trust or (C) any other lawful purposes related to the business of the Trust.

(b) Loans to or from the Managing Owner and its Affiliates.  No loans shall be made by the Trust to the Managing Owner or any of its Affiliates. The Managing Owner or any of its Affiliates, however, may, from time to time, loan or advance funds to the Trust (each such loan or advance being hereinafter called a “Trust Loan”) in accordance with this subsection (b). The terms of any Trust Loan permitted to be made shall include the following:

(i) any interest payable by the Trust in connection with such Trust Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the Managing Owner or its Affiliate in connection with the borrowing (in the event that the Managing Owner or any Affiliate shall borrow money for the specific purpose of making such Trust Loan) or (B) the rate of interest that would be charged to the Trust (without reference to the Managing Owner’s or its Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the Managing Owner nor an Affiliate borrowed money to make such Trust Loan);

(ii) all payments of principal and interest on such Trust Loan shall be due and payable within twelve months after the date on which such Trust Loan is made; and

(iii) neither the Managing Owner nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Trust Loan (except that the Managing Owner or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Trust Loan); provided, however, that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the Managing Owner or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Trust Loan.

If the Managing Owner or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Trust, the Managing Owner or an Affiliate, as the case may be, shall be deemed to have made a Trust Loan in an amount equal to the Purchase Price paid for such Investments and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the Managing Owner or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Trust Loan, but shall be reimbursed to the Managing Owner or such Affiliate (to the extent possible), without interest, in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

(c) No Exchange of Shares for Investments.  The Trust shall not acquire any Investments in exchange for Shares.

(d) Joint Venture Investments.  The Trust may make Investments in Joint Ventures, provided that:

(i) the Managing Owner shall have determined that:

(A) such Investment is in the best interests of the Trust; and

(B) such Investment shall not result in duplicate fees to the Managing Owner or any of its Affiliates or any of its Affiliates;

(ii) in the case of any Joint Venture with any non-Affiliated Person, the Trust must have the right to control the Joint Venture and any Joint Venture must own specific Investments; and

(iii) in the case of any Joint Venture with any Fund, all of the following conditions are met:

(A) all Funds, including the Trust, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

(B) the Joint Venture is done either for the purpose of effecting appropriate diversification for such Funds or for the purpose of relieving the Managing Owner or any of its Affiliates from a commitment entered into pursuant to Section 6.2(a);

(C) the compensation payable to the Managing Owner or any of its Affiliates by the Trust and by each other Fund shall be substantially identical; and

(D) the Trust shall have a right of first refusal with respect to the purchase of any Investment held by the Joint Venture if the other joint owner decides to sell its interest.

(e) Sale of All or Substantially All Assets; Dissolution.  During the Operating Period, the Managing Owner may not dissolve the Trust or sell or otherwise dispose of all or substantially all of the assets of the Trust without the Consent of the Majority.

(f) No Investments in Other Funds.  The Trust shall not invest in any other Fund; provided, however, that nothing herein shall preclude the Trust from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

(g) Exclusive Right to Sell Trust Investments.  The Trust shall not give the Managing Owner or any of its Affiliates the exclusive right to sell nor exclusive employment to sell Investments for the Trust.

6.3 Limitation on Liability of the Managing Owner and Its Affiliates; Indemnification.

(a) Neither the Managing Owner nor any of its Affiliates (sometimes referred to as an “Indemnitee”) in acting on behalf of or performing services for the Trust shall be liable, responsible or accountable in damages or otherwise to the Shareholders or the Trust for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Trust, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust. Each Indemnitee shall be entitled to be indemnified by the Trust from the assets of the Trust, or as an expense of the Trust, but not by the Shareholders or the Trustee, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Trust, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Trust. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys’ fees and other expenses (not limited to “taxable costs”) incurred in settling or defending any claim, threatened action or finally adjudicated legal proceedings.

(b) Notwithstanding subsection (a), above, the Managing Owner and its Affiliates (when acting within the scope of authority of the Managing Owner) and the Dealer-Manager and any Selected Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Trust shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

6.4 Compensation of the Managing Owner and Its Affiliates.

Neither the Managing Owner nor any of its Affiliates shall, in their respective capacities as such, receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash From Operations or from the proceeds from the sale, exchange or refinance of Investments), except in accordance with Section 6.1 or this Section 6.4; or pay or award any commissions or other compensation to any Person engaged by a potential Shareholder as an investment adviser as an inducement to the Person to advise the potential Shareholder about the Trust (but this does not prohibit the payment of Dealer-Manager Fees, Distribution Fees, Sales Commissions and Trail Commissions otherwise in accordance with this Section 6.4). In furtherance thereof, no rebates or give-ups may be received by the Managing Owner nor may the Managing Owner or any of its Affiliates participate in any reciprocal business arrangement which would circumvent the provisions of this Section 6.4. Furthermore, the sum of all

Organizational and Offering Expenses, Sales Commissions, Trail Commissions, Dealer-Manager Fees and Distribution Fees paid, as applicable, shall not exceed fifteen percent (15%) of the Gross Offering Proceeds per class of Shares.

(a) Allocations and Distributions.  The Managing Owner shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Shares it holds.

(b) Fees paid to the Dealer-Manager.  An up-front Dealer-Manager Fee in the amount of 2% of gross offering proceeds (the “Dealer-Manager Fee”) shall be paid by the Trust to the Dealer-Manager, which is an Affiliate of the Managing Owner, in respect of each Class A Share sold. No Dealer-Manager Fee shall be payable with respect to any Class I Shares of the Trust or Shares sold pursuant to the DRIP. An annual Distribution Fee equal to 0.55% of gross offering proceeds (the “Distribution Fee”) shall be paid by the Trust to the Dealer-Manager in respect of each Class I Share sold until the earlier of (A) total underwriting compensation payable with respect to the Class I Shares equals 10% of the Gross Offering Proceeds received with respect to the issuance of those Shares or (B) the Trust enters its Wind Down Period. No Distribution Fee shall be payable with respect to any Class A Shares or Shares sold pursuant to the DRIP or sold to the Managing Owner and its Affiliates. The Distribution Fee will be payable monthly in arrears.

(c) Commissions paid to Selected Dealers.  Commissions in the amount of up to 5% of gross offering proceeds (the “Sales Commissions”) shall be paid by the Trust to each Selected Dealer in respect of each Class A Share sold by each of them. No Sales Commissions shall be payable by the Trust in respect of any Class I Shares, any Shares sold to Affiliated Shareholders or with respect to Shares sold pursuant to the DRIP. An annual trail commission equal to 0.75% of offering proceeds (net of the dealer-manager fee and upfront sales commissions) (the “Trail Commission”) shall also be paid by the Trust to each Selected Dealer in respect of each Class A Share sold by each of them, quarterly commencing on the 13th month following acceptance of subscription for such Class A Share until the earlier of (i) total underwriting compensation payable with respect to the Class A Shares equaling 10% of the Gross Offering Proceeds received with respect to the issuance of those Shares; (ii) the Class A Shares being repurchased or transferred; or (iii) the Trust entering its Wind Down Period.

(d) Due Diligence Expenses.  Fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering may, in the Managing Owner’s sole discretion, be reimbursed by the Trust to the Dealer-Manager and each Selected Dealer; provided, however, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall be included in the aggregate amount of Organizational and Offering Expenses otherwise payable by the Trust to the Managing Owner pursuant to Section 6.4(e) of this Agreement.

(e) Organizational and Offering Expenses.  The Trust shall reimburse the Managing Owner or its Affiliates, on an accountable basis, for the actual Organizational and Offering Expenses incurred by the Managing Owner or its Affiliates in connection with the Trust’s organization and the Offering. The aggregate amount of Organizational and Offering Expenses paid will be determined on an accountable basis and, therefore, the total amount paid by the Trust will not exceed the lesser of 1.44% of the maximum primary offering amount of $241,000,000 (without regard to the amount of Gross Offering Proceeds at the time of any such reimbursement) and the actual fees and expenses incurred by the Managing Owner and its Affiliates in connection with the Trust’s organization and the Offering. The Managing Owner shall bear any Organizational and Offering Expenses incurred by the Managing Owner or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the foregoing limitation.

(f) Acquisition Fees.  Once the Trust has entered into a binding contract to make an Investment, and substantially all of the material conditions to the closing of such Investment have been satisfied, the Trust shall pay the Investment Manager or its Affiliates, for services rendered in connection with making the Investment, a fee (“Acquisition Fees”) equal to the difference (to the extent greater than zero) between (i) 2.5% of the Purchase Price paid by the Trust for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Trust to any other Person in connection with such Investment; provided, however, that:

(i) the Trust shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Trust’s Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds;

The formula in clause (i) is illustrated as follows:

(A) No Indebtedness — 80% of the Gross Offering Proceeds must be committed to Investments

(B) 50% Indebtedness — 50 × .0625% = 3.125%

80% – 3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments

(C) 80% Indebtedness — 80 × .0625% = 5%

80% – 5% = 75% of the Gross Offering Proceeds must be committed to Investments;

(ii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees that, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Trust from any source (including, without limitation, Net Offering Proceeds, Trust Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds. If the Trust purchases an Investment from the Managing Owner or one of its Affiliates pursuant to Section 6.2(a) for a Purchase Price that includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof; and

(iii) notwithstanding the foregoing, neither the Investment Manager nor its Affiliates shall receive any Acquisition Fees with respect to any Investments made during the Wind Down Period.

(g) Management Fees.  Each month, the Trust shall pay to the Investment Manager Management Fees attributable to the Gross Revenues of the Trust during such month; provided, however, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Shareholders in such month does not equal or exceed the required First Cash Distributions for such month that are allocable to the Shareholders. To the extent that the Trust does not have sufficient cash in any month to pay the required amount of all First Cash Distributions that are allocable to the Shareholders, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Trust has paid all previously required and current First Cash Distributions that are allocable to the Shareholders. Notwithstanding the foregoing, neither the Investment Manager nor its Affiliates shall receive any Management Fees with respect to any Investments made during the Wind Down Period.

(h) Other Trust Expenses.

(i) Except as otherwise provided in this Section 6.4(h), expenses of the Trust, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (g), shall be billed directly to and paid by the Trust.

(ii) Subject to clause (iii) of this Section 6.4(h), the Managing Owner and any of its Affiliates may be reimbursed for Operating Expenses that are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the Managing Owner, to the prudent operation of the Trust; provided, however, that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Trust would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and provided, further, that no reimbursement is permitted for such services if the Managing Owner or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

(iii) Neither the Managing Owner nor any of its Affiliates shall be reimbursed by the Trust for amounts expended by it with respect to the following:

(A) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any Controlling Person of the Managing Owner or of any such Affiliate; or

(B) expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(h), above).

6.5 Other Interests of the Managing Owner and Its Affiliates.

The Managing Owner shall be required to devote only such time to the affairs of the Trust as the Managing Owner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Trust. The Managing Owner and its Affiliates are engaged directly and indirectly in the business of making Investments for their own respective accounts as well as for other Funds. The Managing Owner or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Trust’s and which may be in a position to acquire the same Investments at the same time as the Trust. Neither the Managing Owner nor its Affiliates shall be obligated to present any particular investment opportunity to the Trust, and the Managing Owner and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Trust funds), or to recommend to any Affiliate of the Managing Owner (including the Trust), any particular investment opportunity. The Managing Owner and its Affiliates are not prohibited from making Investments on its or their own behalf or on behalf of the Funds. The Managing Owner and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Fund (including the Trust), any particular investment opportunity after considering the factors in the following paragraph. If the aggregate amount of Investments available from time to time to the Trust and to other Funds is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the Managing Owner will take into account the time period the particular Fund has been seeking Investments. In allocating Investments among Funds, the Managing Owner and its Affiliates will take into consideration:

(a) whether the required cash needed for the Investment is greater than the cash available for investment by the Funds;

(b) whether the amount of debt to be incurred or assumed is above levels believed to be acceptable for the Funds;

(c) whether the Investment is appropriate for the Funds’ objectives, which include seeking to avoid concentration of exposure to any one class or type of Capital Asset, lessee or geographic location;

(d) whether the credit quality of the borrower, lessee or other counterparty satisfies the Funds’ objectives, which include maintaining high-quality portfolios with creditworthy borrowers, lessees or other counterparties while avoiding concentrations of exposure to any individual borrower, lessee or other counterparty;

(e) whether the remaining term of the Investment extends beyond the date by which the Funds will end;

(f) whether the available cash flow of the Funds is sufficient to purchase the Investment;

(g) whether the structure of the proposed Investment, particularly with respect to the end-of-loan or lease options governing the Capital Assets, provides the opportunity to obtain the residual values needed to meet the Funds’ total return objectives for their Investments; and

(h) whether the transaction complies with the terms of this Agreement or the Funds’ operating agreement or partnership agreement.

Any conflicts in determining and allocating Investments between the Managing Owner and the Funds, on the one hand, and the Trust, on the other hand, will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Trust and the other Funds.

If conflicts arise between the Trust and one or more other Funds, which may be seeking to realize on similar investments at the same time, the first opportunity to realize on such investments shall generally be allocated by the Managing Owner or its Affiliates to the Fund whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, the Managing Owner or its Affiliates, in their discretion, may make exceptions to this general policy where an investment is subject to remarketing commitments that provide otherwise or in cases in which, in the Managing Owner’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Fund, including the Trust.

Section 7. Powers and Liabilities of Shareholders.

7.1 Absence of Control Over Trust Business.

The Shareholders hereby consent to the exercise by the Managing Owner of the powers conferred upon the Managing Owner by this Agreement. No Shareholder shall participate in or have any control over the Trust’s business or have any right or authority to act for, or to bind or otherwise obligate, the Trust (except one who is also the Managing Owner, and then only in its capacity as the Managing Owner). No Shareholder shall have the right to have the Trust dissolved and liquidated or to have all or any part of such Shareholder’s Capital Contribution or Capital Account returned except as provided in this Agreement.

7.2 Limited Liability.

The liability of each Shareholder in such capacity shall be limited to the amount of such Shareholder’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Shares purchased by such Shareholder, no Shareholder shall have any further obligations to the Trust, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Trust. No Shareholder shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Trust under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Trust.

Section 8. Distributions and Allocations.

8.1 Distributions of Cash.

(a) Distributions to the Shareholders.  The Managing Owner shall determine, in its sole discretion, what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Shareholders. Until the end of the Operating Period, the Managing Owner intends to distribute, to the extent available, cash to the Shareholders in an amount at least equal to the following:

(i) To the Class A Shareholders, the Managing Owner shall distribute the Class A Distributable Cash (x) 1% to the Managing Owner and (y) 99% pro rata in accordance with the number of Class A Shares owned by each Shareholder; and

(ii) To the Class I Shareholders, the Managing Owner shall distribute the Class I Distributable Cash (x) 1% to the Managing Owner and (y) 99% pro rata in accordance with the number of Class I Shares owned by each Shareholder.

(b) Additional Distributions to the Managing Owner.  Prior to Shareholders receiving a Preferred Return, Distributable Cash shall be distributed to the Managing Owner pursuant to Section 8.1(a)(i)(x) and Section 8.1(a)(ii)(x). After Shareholders receive a Preferred Return, the “1%” in Sections 8.1(a)(i)(x) and 8.1(a)(ii)(x) shall be replaced with “10%” and the “99%” in Sections 8.1(a)(i)(y) and 8.1(a)(ii)(y) shall be replaced with “90%.”

(c) Notwithstanding the provisions of Section 8.1(b), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

(d) Shareholders (other than Pennsylvania shareholders, who will receive similar distributions upon their admission) who make Capital Contributions to the Trust prior to the Initial Closing Date shall be entitled to receive distributions described in this Section 8.1 with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Shareholders on the date of the first distribution after the Initial Closing Date equal to the greater of (i) 8.0% multiplied by (x) the number of Shares held by the Shareholder multiplied by (y) $1,000 per Share or (ii) the amount of the annual Distribution Rate multiplied by (x) the number of Shares held by the Shareholder multiplied by (y) $1,000 per Share, the greater of which is divided by a fraction, the numerator of which is the number of days the Shareholder’s Capital Contributions were held prior to the Initial Closing Date and the denominator of which is 365.

8.2 Allocations of Profits and Losses.

(a) The Profits and Losses of the Trust shall be determined for each Fiscal Year or Fiscal Period.

(b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Trust’s Profits or Losses is allocated to a Shareholder, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Shareholder in the same proportion.

(c) Except as otherwise provided below generally, and specifically in Section 8.2(f), Profits for any Fiscal Period during the Operating Period shall be allocated as follows:

(i) first, 1% to the Managing Owner and 99% to the Shareholders (including the Managing Owner with respect to any Shares it owns) until such Shareholders have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and

(ii) thereafter, 10% to the Managing Owner and 90% to the Shareholders (including the Managing Owner with respect to any Shares it owns).

With respect to allocations of Profit and Loss between and among the Shareholders (including the Managing Owner with respect to any Shares it owns), see Section 8.4.

(d) Except as otherwise provided below generally, and specifically in Section 8.2(f) and 8.4(b), Profits for any Fiscal Period during the Wind Down Period shall be allocated as follows:

(i) first, the greater of (A) 1% or (B) the excess of the distributions made to the Managing Owner (other than with respect to any Shares it owns) pursuant to Section 8.1(a) (but only to the extent that such distributions have neither (I) been treated under the Treasury Regulations as attributable to the distribution of the proceeds of Nonrecourse Liabilities nor (II) been matched, as determined by the Managing Owner, with an allocation of gross income pursuant to Section 8.2(f)(v)) over the cumulative amount of income previously allocated to the Managing Owner pursuant to Section 8.2(c)(i) and this Section 8.2(d)(i) (and not offset by Losses allocated pursuant to Section 8.2(e)(ii)) to the Managing Owner and the balance to the Shareholders (including the Managing Owner with respect to any Shares it owns) until such Shareholders have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and

(ii) thereafter, 10% to the Managing Owner and 90% to the Shareholders (including the Managing Owner with respect to any Shares it owns).

With respect to allocations of Profit and Loss between and among the Shareholders (including the Managing Owner with respect to any Shares it owns), see Section 8.4.

(e) Except as otherwise provided below generally, and specifically in Section 8.2(f), Losses for any Fiscal Period shall be allocated as follows:

(i) first, 10% to the Managing Owner and 90% to the Shareholders (including the Managing Owner with respect to any Shares it owns) until the cumulative amount of Losses allocated pursuant to this Section 8.2(e)(i) to those who are then Shareholders equals the cumulative Profits previously allocated to such Shareholders (or their predecessors-in-interest) pursuant to Sections 8.2(c)(ii) and 8.2(d)(ii); and

(ii) thereafter, 1% to the Managing Owner and 99% to the Shareholders (including the Managing Owner with respect to any Shares it owns); provided, however, that if and to the extent that an allocation of Losses to any Shareholder (other than the Managing Owner) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Shareholder having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Shareholders in accordance with this Section 8.2(e) and, when no Shareholder (other than the Managing Owner) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the Managing Owner. With respect to allocations of Profit and Loss between and among the Shareholders (including the Managing Owner with respect to any Shares it owns), see Section 8.4.

(f) Special Allocations.  The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a) – (e) in the following order:

(i) Minimum Gain Charge-Back.  Notwithstanding any other provision of this Section 8, if there is a net decrease in Trust Minimum Gain or in any Shareholder Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Shareholder shall be specifically allocated items of Trust income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii) Trust Nonrecourse Deductions.  Trust Nonrecourse Deductions for any Fiscal Period shall be allocated 1% to the Managing Owner and 99% to the other Shareholders, including the Managing Owner with respect to any Shares it owns.

(iii) Shareholder Nonrecourse Deductions.  Shareholder Nonrecourse Deductions for any Fiscal Period shall be allocated to the Shareholder who made or guaranteed or is otherwise liable with respect to the loan to which such Shareholder Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

(iv) Qualified Income Offset.  If in any Fiscal Period, any Shareholder has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Shareholder shall be allocated items of Trust income and gain (consisting of a pro rata portion of each item of Trust income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d), provided that an allocation shall be made pursuant to this Section 8.2(f)(iv) only if and to the extent that the Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 8 had tentatively been made as if this Section 8.2(f)(iv) were not part of this Agreement.

(v) Special Allocations of Gross Income.  During the Wind Down Period, there shall be a special allocation of Gross Income to the Shareholders (including the Managing Owner regardless of its Shares) in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts in excess of the amounts that such Shareholders are obligated to restore and are deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(i) and 1.704-2(i)(5), provided that an allocation pursuant to this Section 8.2(f)(v) shall be made only if and to the extent that such Shareholder would have a deficit Capital Account in excess of such sum after all other allocations pursuant to this Section 8 have been made as if this Section 8.2(f)(v) and Section 8.2(f)(iv) were not part of this Agreement.

(vi) Curative Allocations.  The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i) – (v) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Shareholders’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and 8.2(f)(i) – (v) in order to put the Shareholders as nearly as possible in the positions in which they would have been had such special allocations not occurred. If the Managing Owner determines, after consultation with counsel, that the allocation of any item of Trust income, gain, loss or deduction is not specified in this Section 8 (an “unallocated item”), or that the allocation of any item of Trust income, gain, loss or deduction hereunder is clearly inconsistent with the Shareholders’ economic interests in the Trust determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)(a) (a “misallocated item”), then the Managing Owner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

(vii) Special Allocation of State, Local and Foreign Taxes.  Any state, local or foreign taxes imposed on the Trust by reason of a Shareholder being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Shareholder.

(viii) Transactions with the Trust.  If, and to the extent that, any Shareholder is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Shareholder and the Trust pursuant to Code Sections 482, 483, 1272 – 1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Shareholder who was charged with such item.

(ix) Fees and Commissions Paid to the Managing Owner and its Affiliates.  It is the intent of the Trust that any amount paid or deemed paid to the Managing Owner and its Affiliates as a fee or payment described in this Agreement shall be treated as a “guaranteed payment” or a payment to a Shareholder not acting in his capacity as a Shareholder pursuant to Section 707(c) or (a), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the Managing Owner and not a guaranteed payment or a payment to a Shareholder not acting in his capacity as a Shareholder, the Managing Owner shall be allocated an amount of Trust gross ordinary income equal to such payment.

(x) Syndication Expenses.  Syndication Expenses attributable to the Sales Commissions, Trail Commissions, Dealer-Manager Fees and Distribution Fees paid on the Trust’s sale of any Share shall be specially allocated to the Shareholder who purchased such Share; and all other Syndication Expenses shall first be allocated between the Share classes and then to the Shareholders within each class who are admitted to the Trust from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Sales Commissions, Trail Commissions, Dealer-Manager Fees and Distribution Fees) allocated with respect to each Share are the same. Notwithstanding the foregoing, the Trust intends to maintain a disparity with respect to the Trail Commissions and Distribution Fees, such that Syndication Expenses allocated under this provision shall differ among (A) those Shares subject to Trail Commissions, (B) those Shares subject to Distribution Fees, and (C) those Shares that are not subject to Trail Commissions and Distribution Fees. If the Managing Owner determines that such result is not likely to be achieved through future allocation of Syndication Expenses, the Managing Owner may allocate a portion of Profits or Losses or other items of income, gain, loss, deduction or expense to achieve the same effect on the Capital Accounts of the Shareholders.

(xi) Special Allocation of Gross Income with Respect to Section 8.1(d) Special Distribution.  Gross Income shall be specially allocated to those Shareholders who received the one-time special distribution described in Section 8.1(d), to be allocated among such Shareholders in proportion to and to the extent of the amount of their respective special distributions.

(xii) Solely for purposes of determining a Managing Owner’s or Shareholder’s proportionate share of the excess nonrecourse liabilities of the Trust within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Shareholders’ interests in Trust profits are as follows: 1% to the Managing Owner and 99% to the Shareholders (including the Managing Owner with respect to any Shares it owns).

(xiii) To the extent permitted by Treasury Regulations Section 1.704-2(h)(3), the Managing Owner shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Shareholder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Shareholder that is not a Managing Owner.

8.3 Tax Allocations; Code Section 704(c); Revaluations.

(a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction, and items thereof, with respect to any property contributed to the capital of the Trust shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted basis of such property to the Trust for federal income tax purposes and its initial Gross Asset Value.

(b) In the event the Gross Asset Value of any Trust asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Treas. Reg. Section 1.704-3(a)(6).

(c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of this Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Shareholder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

8.4 Distributions and Allocations Between and Among the Shareholders.

(a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses, items thereof, and specially allocated items for any Fiscal Year or Fiscal Period to the Shareholders (including the Managing Owner with respect to any Shares it owns but as distinct from distributions, and Profits and Losses allocated, to the Managing Owner as Managing Owner) shall be distributed or allocated, as the case may be, among the Shareholders in the following manner:

(i) First, all Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be allocated among the holders of the Class A and Class I Shares in proportion to the total number of Shares in each class over the total number of Shares outstanding.

(ii) Second, all items of expense specially allocated under clauses (f) and (g) of the definition of Profits and Losses shall be allocated to the specific class that, in the discretion of the Managing Owner, should bear that expense.

(iii) Third, all Profits and Losses, items thereof, and specially allocated items for any Fiscal Year or Fiscal Period allocated to a specific class of Shares shall, subject to Section 8.2(f), be allocated among the Shareholders of each class of Shares in proportion to the total number of shares owned by the Shareholder in such class of Shares over the total number of Shares of such class outstanding.

Each distribution of cash shall be made to the Shareholders or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made. If the Managing Owner determines at any time that the sum of the monthly distributions made to any such Shareholder during or with respect to a Fiscal Year does not (or will not) properly reflect such Shareholder’s share of the total distributions made or to be made by the Trust for such Fiscal Year, the Managing Owner shall, as soon as practicable, make a supplemental distribution to such Shareholder, or withhold from a subsequent distribution that otherwise would be payable to such Shareholder, such amount as shall cause the total distributions to such Shareholder for such Fiscal Year to be the proper amount.

(b) Notwithstanding the general rule set forth in Section 8.4(a) regarding the allocation of Profits and Losses among Shareholders, beginning with the first Fiscal Year of the Trust, Profits and Losses allocated to the Shareholders within each class of Shares (as distinct from Profits and Losses allocated to the Managing Owner as Managing Owner) pursuant to Sections 8.2(c), 8.2(d), 8.2(e), or 8.4(a) shall be allocated among the Shareholders of such class of Shares so as to equalize (subject to Section 8.2(f)(x)), as soon as practicable, the ratio of each Shareholder’s Capital Account balance attributable to the Shares in such class, as increased by the amounts for such Shareholder described in clauses (a), (b) and (c) of the definition of Partially Adjusted Capital Account attributable to the shares in such class, to the number of Shares in such class held by such Shareholder. If there are not sufficient Profits or Losses so allocated to the Shareholders in such class for such Fiscal Year to bring such ratios into equality, such Profits and Losses shall be allocated among the Shareholders of such class in the same proportions as would have been the case had the minimum amount of Profits or Losses, as the case may be, necessary to produce such equality been available for allocation. For purposes of applying this provision to the Managing Owner with respect to any Shares it owns, the principles set forth in the definition of Partially Adjusted Capital Account for determining such account for the Managing Owner with respect to its Shares shall be applied. Allocations under this Section 8.4(b) shall continue until such ratio for each Shareholder in each class of Shares equals such ratio for every other Shareholder in the same class.

(c) In connection with any Fiscal Year in which any Shareholders (other than the Managing Owner) are admitted to the Trust or, with respect to clause (ii), have Shares repurchased by the Trust, Profits and Losses or items thereof shall be allocated, and distributions made, among such Shareholders as follows:

(i) the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales.

(ii) for purposes of determining the Profits, Losses or any other items allocable to any period (including for periods of less than a Fiscal Year to the extent necessary in order to comply with Code Section 706(d)), Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managing Owner using any permissible method under Code Section 706 and the Treasury Regulations thereunder. If the amount of Profit or Loss allocable to a Shareholder is limited as a result of the use of such method compared to the amount of such Profit or Loss that otherwise would have been allocated to such Shareholder pursuant to Sections 8.2(c), 8.2(d) or 8.2(e) (as amplified by Sections 8.4(a) or 8.4(b), as the case may be), such excess amount shall be reallocated to the other Shareholders in proportion to the amounts allocated to them pursuant to said Section.

(iii) all monthly distributions made to such Shareholders pursuant to Section 8.1(a) shall be distributed among the Shareholders in the ratio that the number of Shares held by each Shareholder multiplied by the number of days in the month preceding the month in which the distribution is made that such Shares were held by such Shareholder bears to the sum of that calculation for all Shareholders (other than the Managing Owner).

(d) In the event of a transfer of a Share during a Fiscal Year in accordance with Section 10, except to the extent the Treasury Regulations or applicable IRS guidance requires a different allocation, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Shares. Monthly distributions made by the Trust in accordance with Section 8.1(a) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(a).

8.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

Notwithstanding anything in this Agreement to the contrary, in the event the Trust fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (g) above, the Managing Owner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the Managing Owner to obtain the Consent of the Shareholders unless such proposed adjustment adversely affects the allocations or distributions made, or to be made, to any Shareholder.

8.6 Return of Uninvested Capital Contribution.

If an amount equal to 100% of the Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty four (24) months after the Effective Date of the Offering or (ii) twelve (12) months of the receipt thereof by the Trust, the amount of such uninvested Net Offering

Proceeds shall be promptly distributed by the Trust to the Shareholders, pro rata based upon their Capital Contribution, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Shareholder). Funds shall be deemed to have been committed to Investments and need not be returned to a Shareholder to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Shareholders on a pro rata basis, as a return of capital.

8.7 Shareholders’ Return of Investment in the Trust.

Each Shareholder shall look solely to the assets of the Trust for the return of his or her Capital Contribution and for any other distributions with respect to his or her Shares. If the assets of the Trust remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Shareholder, he or she shall not have any recourse against the personal assets of the Trustee, the Managing Owner or any other Shareholder, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

8.8 No Distributions in Kind.

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Trust’s assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Shareholders in accordance with the provisions of this Agreement.

8.9 Trust Entitled to Withhold.

The Trust shall, at all times, be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Shareholder arising as a result of such Shareholder’s participation in the Trust. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Shareholder is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Shareholder exceeds the amount to which such Shareholder is then entitled as a distribution, the excess may be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per year simple interest from the date of such payment or withholding until such excess is repaid to the Trust (i) by deduction from any distributions subsequently payable to such Shareholder pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Shareholder to the Trust. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the Managing Owner, which demand shall be made only if the Managing Owner determines that such Shareholder is not likely to be entitled to distributions within twelve (12) months from the date of such withholding or payment by the Trust in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Managing Owner shall have received an opinion of counsel or other evidence, satisfactory to the Managing Owner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. Withdrawal of the Managing Owner.

9.1 Voluntary Withdrawal.

The Managing Owner may not voluntarily withdraw as a Managing Owner from the Trust unless (a) the Shareholders have received written notice of the Managing Owner’s intention to withdraw 60 days in advance, (b) the Trust shall have received an opinion of counsel to the effect that such withdrawal will not constitute a termination of the Trust or otherwise materially adversely affect the status of the Trust for federal income tax purposes and (c) a Substitute Managing Owner shall have been selected and such Substitute Managing Owner shall have (i) expressed a willingness to be appointed to the Trust, (ii) received the specific written Consent of the Majority to such appointment and (iii) a Net Worth sufficient to satisfy the net worth requirements for a “sponsor” under the NASAA Guidelines.

9.2 Involuntary Withdrawal.

The Managing Owner shall be deemed to have involuntarily withdrawn as a Managing Owner from the Trust upon the removal of the Managing Owner pursuant to the Consent of the Majority. For purposes of this Section 9.2 and Section 13, neither the Managing Owner nor any of its Affiliates will participate in any vote by the Shareholders to (a) involuntarily remove the Managing Owner or (b) cancel any management or service contract or agreement with the Managing Owner or any such Affiliate.

9.3 Consequences of Withdrawal.

(a) Upon the voluntary withdrawal of the Managing Owner in accordance with Section 9.1, the Managing Owner, or its estate, successors or legal representatives, shall be entitled to receive from the Trust: (i) an amount equal to the positive balance, if any, in the Managing Owner’s Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Trust through such date of withdrawal and any unrealized gains and losses inherent in the Trust’s assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Trust then held by the Managing Owner, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to the Managing Owner by the Trust and (B) any amounts due and owing by the Managing Owner to the Trust, and, upon such payment, the Managing Owner’s interest in the income, losses, distributions and capital of the Trust shall be terminated. The right of the Managing Owner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Trust or any Shareholder against the Managing Owner, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the Managing Owner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of Section 9.3, payment to the Trust of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Shareholders (other than the Managing Owner) over the capital previously contributed by the Managing Owner.

(b) Upon the Involuntary Withdrawal of the Managing Owner in accordance with Section 9.2, the Managing Owner, or its estate, successors or legal representatives, shall be entitled to receive from the Trust: (i) the fair market value of its interest in the income, losses, distributions and capital of the Trust as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to the Managing Owner by the Trust and (B) any amounts due and owing by the Managing Owner to the Trust, and, upon such payment, the Managing Owner’s interest in the income, losses, distributions and capital of the Trust shall be terminated.

(c) For purposes of this Section 9.3, the fair market value of the withdrawn Managing Owner’s interest in the income, losses, distributions and capital of the Trust shall be determined, in good faith, by such Managing Owner and the Trust, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn Managing Owner and one by the Shareholders. In the event that such two appraisers are unable to agree on the value of the withdrawn Managing Owner’s interest in the income, losses, distributions and capital of the Trust within 90 days, they shall, within 20 days thereafter, jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn Managing Owner and the Trust.

(d) The method of payment to the Managing Owner upon Withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Trust. When the Withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Trust, with principal payable, if at all, from distributions that the withdrawn Managing Owner otherwise would have received under Agreement had the Managing Owner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Trust would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60-month loan of like amount or (ii) the rate of interest from time to time announced by JPMorgan Chase Bank at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

9.4 Continuation of Trust Business.

In the event that the Managing Owner withdraws from the Trust pursuant to Section 9.1, the Substitute Managing Owner shall execute a counterpart of this Agreement and the business of the Trust shall continue.

Section 10. Transfer of Shares.

10.1 Withdrawal of a Non-Managing Owner Shareholder.

A Shareholder (other than the Managing Owner) may withdraw from the Trust only by Assigning or having all of his or her Shares redeemed or repurchased in accordance with this Section 10. The withdrawal of a Shareholder shall not dissolve or terminate the Trust. In the event of the withdrawal of any such Shareholder because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Shareholder shall be deemed to be the Assignee of the Shares of such Shareholder and may become a Substitute Shareholder upon compliance with the provisions of Section 10.3.

10.2 Assignment.

(a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Shareholder (other than the Managing Owner) may Assign all or any portion of the Shares owned by such Shareholder to any Person (the “Assignee”); provided, that

(i) such Shareholder and such Assignee shall each execute a written Assignment instrument, which shall:

(A) set forth the terms of such Assignment;

(B) evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

(C) include a representation by both such Shareholder and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D) otherwise be satisfactory in form and substance to the Managing Owner.

(b) Notwithstanding the foregoing, unless the Managing Owner shall specifically consent, no Shares may be Assigned:

(i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii) to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Trust, or its status as a partnership, for federal income tax purposes; provided, however, that the Trust may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Trust, or its status as a partnership, for federal income tax purposes;

(iii) to any Person if such Assignment would affect the Trust’s existence or qualification as a Trust under the Delaware Act or the applicable laws of any other jurisdiction in which the Trust is then conducting business;

(iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

(v) if such Assignment would result in the transfer of less than the minimum required investment set forth in Section 5.2(e) (unless such Assignment is of all of the Shares owned by such Shareholder);

(vi) if such Assignment would result in the retention by such Shareholder of less than the minimum required investment set forth in Section 5.2(e);

(vii) if, in the reasonable belief of the Managing Owner, such Assignment might violate applicable law;

(viii) if, in the determination of the Managing Owner, such Assignment would not be in the best interest of the Trust and its Shareholders; or

(ix) if such transfer would cause the Shares to be owned by any person who, if an individual, is not a United States citizen resident in the United States or Puerto Rico, or a resident alien with an address in the United States or who would be a “foreign partner” as that term is used in Code Section 1446.

Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(c) No transfer, Assignment or repurchase of Shares shall be made, and the Managing Owner shall not recognize any such transfer, Assignment or repurchase for any purpose whatsoever, if it would result in the Trust being treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes. In addition, the Managing Owner shall not recognize for any purpose whatsoever (including recognizing any rights of the transferee, such as the right of the transferee to receive directly or indirectly Trust distributions or to acquire an interest in the capital or profits of the Trust), an Assignment of Shares (or interest therein) if such Assignment occurred on an established securities market or a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a “Secondary Market”) or fails to meet one or more of the Secondary Market “safe harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe harbor provisions that subsequently may be established by Treasury Regulations or published notices. The Managing Owner may, in its sole discretion, decline to recognize, for any purpose whatsoever, a transfer or Assignment even if it falls within one or more of the foregoing-referenced Secondary Market “safe harbor” provisions. The Shareholders agree to provide all information respecting Assignments that the Managing Owner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Shareholder hereby consents and agrees to any decision made by the Managing Owner, in good faith, to deny a proposed Assignment of Shares hereunder.

(d) Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

10.3 Substitution.

(a) An Assignee shall be admitted to the Trust as a Substitute Shareholder only if:

(i) the Managing Owner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Trust does or may result from such admission; and

(ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the Managing Owner reasonably may require to determine compliance with this Section 10.

(b) An Assignee who does not become a Substitute Shareholder in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Shareholder desiring to make an Assignment of Shares. Failure or refusal of the Managing Owner to admit an Assignee as a Substitute Shareholder shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

10.4 Status of an Assigning Shareholder.

Any Shareholder that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Shareholder shall cease to be a Shareholder and shall no longer have any of the rights or privileges of a Shareholder.

10.5 Limited Right to Request the Repurchase of Shares.

(a) Commencing with the one-year anniversary of the admission of the Shareholder to the Trust, such Shareholder (other than the Managing Owner or an Affiliated Shareholder) may request that the Trust repurchase, and, subject to the availability of funds, in accordance with the Trust’s Share Repurchase Plan and this Section 10.5, such Shareholder’s Shares. Such repurchase shall not occur until at least 60 calendar days after the Shareholder notifies the Trust in writing of the Shareholder’s intention to have the Trust repurchase some or all of the Shareholder’s Shares. The Trust shall not, in the aggregate, repurchase Shares pursuant to this Section 10.5 in an amount exceeding the proceeds the Trust receives from the sale of Shares pursuant to the DRIP. In addition, in any taxable year the Trust shall not repurchase any Shares pursuant to this Section 10.5 if the number of Shares previously repurchased pursuant to this Section 10.5 during the relevant taxable year, when aggregated with all other Share transfers in such taxable year (other than private transfers described in Treas. Reg. §1.7704-1(e)), equals the amount specified in Treas. Reg. §1.7704-1(f)(3) or any subsequent statute or guidance issued by the IRS or the Department of the Treasury. With the prior Consent of the Managing Owner, the Trust shall repurchase, for cash, up to 100% of the Shares of such Shareholder, at the Applicable Repurchase Price as determined with reference to the NAV that is determined after the expiration of the 60-day notice period referenced in the first sentence of this Section 10.5(a). The Trust shall be under no obligation to repurchase Shares of a Shareholder and shall do so only in the sole and absolute discretion of the Managing Owner.

(b) No reserves shall be established by the Trust for the repurchase of Shares. Funding of the Share Repurchase Plan will be limited to the amount of net proceeds the Trust receives from the sale of Shares under the DRIP. The availability of funds for the repurchase of any Share shall also be subject to the availability of sufficient Cash Flow. Furthermore, Shares may be repurchased only if such repurchase would not impair the capital or the Operations of the Trust and would not result in the termination under the Code of the Trust’s taxable year or of its federal income tax status as a partnership.

(c) A Shareholder desiring to have a portion or all of his Shares repurchased shall submit a request in form and substance satisfactory to the Trust in accordance with the Share Repurchase Plan. Requests may be withdrawn by the Shareholder at any time, except as provided in Section 10.5(d).

(d) In the event that the Managing Owner receives requests for the Trust to repurchase more Shares than there are funds sufficient to repurchase, the Managing Owner shall repurchase such Shares on a pro rata basis from all Shareholders who shall so request repurchase in accordance with the Share Repurchase Plan. If a Shareholder wishes to withdraw any repurchase request with respect to the unsatisfied portion, written notice of such withdrawal must be received within five business days following the initial repurchase of Shares.

(e) In the event that all Shares of any Shareholder are repurchased, such Shareholder shall be deemed to have withdrawn from the Trust and shall, from and after the date of the repurchase of all Shares of such Shareholder, cease to have the rights of a Shareholder.

(f) The Trust has sole discretion with respect to termination, amendment or suspension of the Share Repurchase Plan.

(g) Any Shares acquired (whether by repurchase, redemption or otherwise) by the Trust pursuant to this Section 10.5 or any other Section of this Agreement shall (i) not be cancelled and shall remain available for sale pursuant to the Offering if acquired prior to the Termination Date and (ii) be cancelled if acquired on or after the Termination Date.

10.6 Repurchase of Shares from Foreign Shareholders.

(a) The Trust shall have the right, but not the obligation, to repurchase, for cash, up to 100% of the Shares of any Shareholder, at the Applicable Repurchase Price, if such Shareholder becomes a “foreign partner” as that term is used in Code Section 1446 at any time during the Term, provided that the Trust concludes that such repurchase would not constitute a transaction on an established securities market or a secondary market (or the substantial equivalent thereof) and would not jeopardize the Trust’s treatment as a partnership for federal income tax purposes, and that sufficient cash flow was available to provide the funds for such repurchase.

(b) In the event that all Shares of any Shareholder are repurchased, such Shareholder shall be deemed to have withdrawn from the Trust and shall, from and after the date of the repurchase of all Shares of such Shareholder, cease to have the rights of a Shareholder.

Section 11. Dissolution and Winding-Up.

11.1 Events Causing Dissolution.

The Trust shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(a) the withdrawal of the Managing Owner, unless a Substitute Managing Owner shall have been appointed to the Trust in accordance with Section 9.1 of this Agreement; or

(b) the voluntary dissolution of the Trust (i) by the Managing Owner with the Consent of the Majority or (ii) subject to Section 13 of this Agreement, by the Consent of the Majority without action by the Managing Owner; or

(c) the Sale of all or substantially all of the Investments of the Trust; or

(d) the expiration of the Trust term specified in Section 4 of this Agreement; or

(e) the Operations of the Trust shall cease to constitute legal activities under the Delaware Act or any other applicable law.

11.2 Winding-Up of the Trust; Capital Contribution by the Managing Owner Upon Dissolution.

(a) Upon the occurrence of a Dissolution Event, the winding-up of the Trust and the termination of its existence shall be accomplished as follows:

(i) the Managing Owner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority (which shall not be the Trustee), which Person may exercise all of the powers granted to the Managing Owner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority) shall proceed with the liquidation of the Trust (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Trust), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the Managing Owner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

(ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) or the definition of Profits and Losses for the period prior to final termination shall be credited or charged, as the case may be, to the Shareholders in accordance with Section 8;

(iii) in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the Managing Owner shall have a deficit balance in its Capital Account, the Managing Owner shall contribute within thirty (30) days to the Trust as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of the lesser of (i) $2,000,000 or (ii) 1.01% of the total Capital Contributions of the Shareholders (other than the Managing Owner) over (iii) the capital previously contributed by the Managing Owner (for this purpose, any payments made by the Managing Owner as co-signatory or guarantor of any of the Indebtedness of the Trust and not yet reimbursed to the Managing Owner at the time of dissolution of the Trust and any amounts due and unpaid to the Managing Owner on, under or with respect to any Trust Loans at the time of such dissolution may, at the election of the Managing Owner, be deemed to be Capital Contributions by the Managing Owner to the Trust and, in such case, any obligation of the Trust to reimburse or repay such amounts shall thereupon cease);

(iv) the proceeds from Sales and all other assets of the Trust shall be applied and distributed in liquidation as provided in Section 11.3; and

(v) the Managing Owner (or such other Person effecting the winding-up) shall execute and file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Trust and shall notify the Trustee of such termination.

(b) If the winding-up of the Trust is effected by the Managing Owner, the Managing Owner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding-up is effected by any such other Person (whether selected by the Majority or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

11.3 Application of Liquidation Proceeds Upon Dissolution.

Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Trust shall be applied as follows and in the following order of priority:

(a) first, to the payment of claims and obligations of the Trust pursuant to Section 3808 of the Delaware Act;

(b) next, to the setting up of any Reserve that the Managing Owner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Trust or as otherwise contemplated by Section 3808 of the Delaware Act; such Reserve may, in the sole and absolute discretion of the Managing Owner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Managing Owner (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c) – (d) of this Section 11.3.

(c) next, to the payment of all reimbursements to which the Managing Owner or any of its Affiliates may be entitled pursuant to this Agreement; and

(d) thereafter, to the Shareholders, within the time period specified in Treas. Reg. Section 1.704-1(b)(2)(ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

11.4 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Trust is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), (i) distributions shall be made pursuant to this Section 11 to the Managing Owner and Shareholders who have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2) and (ii), if any Managing Owner’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Managing Owner shall contribute to the capital of the Trust the amounts required under this Agreement and the Delaware Act. If any Shareholder who is not a Managing Owner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Shareholder shall have no obligation to make any contribution to the capital of the Trust with respect to such deficit, and such deficit shall not be considered a debt owed to the Trust or any other Person for any purpose whatsoever.

In the discretion of the Managing Owner, a pro rata portion of the distributions that would otherwise be made to the Managing Owner and Shareholders pursuant to this Section 11 may be:

(a) distributed to a trust established for the benefit of the Shareholders for the purposes of liquidating Trust assets, collecting amounts owed to the Trust, and paying any contingent or unforeseen liabilities or obligations of the Trust or of the Managing Owner arising out of or in connection with the Trust. The assets of any such trust shall be distributed to the Shareholders from time to time, in the reasonable discretion of the Managing Owner, in the same proportions as the amount distributed to such trust by the Trust would otherwise have been distributed to the Shareholders pursuant to Section 11.3 hereof; or

(b) withheld to provide a reasonable reserve for Trust liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Trust, provided that such withheld amounts shall be distributed to the Shareholders as soon as practicable.

11.5 Deemed Contribution and Distribution.

In the event the Trust is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), but no Dissolution Event has occurred, the Trust’s property shall not be liquidated, the Trust’s liabilities shall not be paid or discharged, and the Trust’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Trust shall be deemed to have contributed all Trust property and liabilities to a new trust in exchange for an interest in such new trust and, immediately thereafter, the Trust will be deemed to liquidate by distributing interests in the new trust to the Shareholders.

Section 12. Fiscal Matters and Reports.

12.1 Title to Property and Bank Accounts.

Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Trust shall be held in the name of the Trust. The funds of the Trust shall be deposited in the name of the Trust in such bank account or accounts as shall be designated by the Managing Owner, and withdrawals therefrom shall be made upon the signature of the Managing Owner or such Person or Persons as shall be designated in writing by the Managing Owner. Except in connection with Joint Ventures, the funds of the Trust shall not be commingled with the funds of any other Person.

12.2 Maintenance of and Access to Basic Trust Documents.

(a) The Managing Owner shall maintain at the Trust’s principal office, the following documents:

(i) the Trust List;

(ii) a copy of the Certificate of Trust and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Trust or any such amendment has been executed;

(iii) copies of this Agreement and any amendments hereto, including the Repurchase Plan;

(iv) copies of the audited financial statements of the Trust for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Shareholders’ equity at or for such Fiscal Year, together with the report of the Trust’s independent auditors with respect thereto;

(v) copies of the Trust’s federal, State and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

(vi) records as required by applicable tax authorities including those specifically required to be maintained by “tax shelters,” if so required by the Trust; and

(vii) investor suitability records for Shares sold by any Affiliate of the Managing Owner for a period of six years.

(b) Each Shareholder and his or her designated representative shall be given access to all of the foregoing records of the Trust and such other records of the Trust which relate to business affairs and financial condition of the Trust, and may inspect the same and make copies of the same (subject, in the case of copying the Trust List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Shareholder, during normal business hours upon reasonable advance written notice to the Managing Owner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Shareholder or his or her representative will wish to examine or copy or both.

(c) In addition, the Managing Owner shall mail a copy of the Trust List to, or as directed by, any Shareholder within ten (10) business days of receipt by the Trust of a written request therefor together with a check in payment of the cost to the Managing Owner of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Shareholder shall certify to the Trust that the Shareholder is not requesting the Trust List for the purpose of (i) providing the Trust List (or any of the information set forth therein) to any third party (other than to the Shareholder’s designated representative(s)), (ii) selling the Trust List, (iii) using the Trust List for a commercial purpose unrelated to the Shares, or (iv) using the Trust List for an unlawful purpose.

(d) If the Managing Owner refuses or neglects to (i) permit a Shareholder or his or her representative to examine the Trust List at the office of the Trust during normal business hours and with reasonable advance written notice to the Managing Owner or (ii) produce and mail a copy of the Trust List within ten (10) business days after receipt of the applicable Shareholder’s written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the Managing Owner shall be liable to such Shareholder who requested such list for the costs, including reasonable attorneys’ fees, incurred by such Shareholder to compel production of the Trust List, and for the actual damages (if any) suffered by such Shareholder by reason of such refusal or neglect. It shall be a defense that the requesting Shareholder (i) has failed to pay the required fee, or (ii) has not provided the Managing Owner with the certification called for by Section 12.2(c) hereof, or (iii) the Managing Owner, in good faith, believes that the Shareholder’s purpose in requesting the Trust List is for the purpose of (A) providing the Trust List (or any of the information set forth therein) to any third party (other than to the Shareholder’s designated representative(s)), (B) selling the Trust List, (C) using the Trust List for a commercial purpose unrelated to the Shares, or (D) using the Trust List for an unlawful purpose. The remedies provided under this Section 12.2 to Shareholders requesting copies of the Trust List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law or any applicable state laws.

12.3 Financial Books and Accounting.

The Managing Owner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Trust. Except to the extent otherwise required by the accounting methods adopted by the Trust for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Trust shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

12.4 Fiscal Year.

Except as may otherwise be determined from time to time by the Managing Owner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Trust for both federal income tax and financial reporting purposes shall end on December 31 of each year.

12.5 Reports.

(a) Quarterly Reports.  Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Managing Owner shall send, to each Person who was a Shareholder at any time during such Fiscal Quarter, the following written materials:

(i) a report containing the same financial information as is contained in the Trust’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Trust at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Shareholders’ equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

(ii) a tabular summary, prepared by the Managing Owner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Trust to the Managing Owner and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Trust and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Managing Owner and its Affiliates; and

(iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Shareholders (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter that shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

(b) Annual Reports.  Not later than 120 days after the end of each Fiscal Year, the Managing Owner shall send to each Person who was a Shareholder at any time during such Fiscal Year the following written materials:

(i) financial statements for the Trust for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Shareholders’ equity, which shall be prepared in accordance with the rules and regulations of the Commission;

(ii) an analysis, prepared by the Managing Owner (which need not be audited by the Trust’s auditors), of distributions made to the Managing Owner and the Shareholders during such Fiscal Year separately identifying the portion (if any) of such distributions from:

(A) Cash From Operations during such period;

(B) Cash From Operations during a prior period which had been held as Reserves;

(C) Cash From Sales;

(D) Capital Contributions originally used to establish a Reserve;

(iii) a status report with respect to each Investment that individually represents at least 10% of the aggregate Purchase Price of the Trust’s Investments held at the end of such Fiscal Year, which report shall state:

(A) the condition of each such Investment, to the knowledge of the Managing Owner;

(B) how such Investment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Trust or held for lease, repair or sale), to the knowledge of the Managing Owner;

(C) the remaining term of any lease to which such Investment is subject;

(D) the projected or intended use of such Investment during the next following Fiscal Year;

(E) the method used to determine values set forth therein;

(F) such other information as may be relevant to the value or use of such Investment as the Managing Owner, in good faith, deems appropriate;

(iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Managing Owner and its Affiliates by the Trust during such Fiscal Year identified (and properly allocated) as to type and amount:

(A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Trust and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) that was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Managing Owner and its Affiliates;

(B) In the case of reimbursed costs and expenses, the Managing Owner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Trust’s portion of such total amounts were allocated between the Trust and any other Funds in accordance with this Agreement and the respective governing agreements of such other Funds. Such cost and expense allocation shall be reviewed by the accountants in connection with their audit of the financial statements of the Trust for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such independent publicly registered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Managing Owner and its Affiliates, the cost of whose services were reimbursed; and

(C) The additional costs of the special review required by this subsection (iv) will be itemized by the independent publicly registered accountants on a Fund by Fund basis and may be reimbursed to the Managing Owner and its Affiliates by the Trust in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

(v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Shareholders (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

12.6 Tax Returns and Tax Information.

The Managing Owner shall:

(a) prepare or cause its accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Trust for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

(b) deliver to each Shareholder by March 15 following each Fiscal Year a Schedule K-1 or other statement setting forth such Shareholder’s share of the Trust’s income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

12.7 Accounting Decisions.

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing Owner in accordance with the accounting methods adopted by the Trust for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be reasonably acceptable to the accountants, and the Managing Owner may rely upon the advice of the accountants as to whether such decisions are in accordance with the methods adopted by the Trust for federal income tax purposes or generally accepted accounting principles.

12.8 Federal Tax Elections.

The Trust, in the sole and absolute discretion of the Managing Owner, may make elections for federal tax purposes as follows:

(a) in case of a transfer of all or some of the Shares of a Shareholder, the Trust, in the absolute discretion of the Managing Owner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Trust. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

(b) all other elections, including, but not limited to, the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Trust under the Code shall be made by the Managing Owner in such manner as will, in the opinion of the Managing Owner (as advised by counsel or the accountants as the Managing Owner deems necessary) be most advantageous to the Shareholders as a group. The Trust shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

12.9 Tax Matters Partner.

(a) The Managing Owner is hereby designated as the “Tax Matters Partner” under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Trust level by the Internal Revenue Service with respect to Trust matters. Any Shareholder shall have the right to participate in such administrative or judicial proceedings relating to the determination of Trust items at the Trust level to the extent provided by Section 6224 of the Code. The Shareholders shall not act independently with respect to tax audits or tax litigation affecting the Trust, and actions taken by the Managing Owner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Shareholders.

(b) The Tax Matters Partner shall have the following duties;

(i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number and class of Shares owned and taxpayer identification number of each Shareholder to the Secretary of the Treasury or his delegate (the “Secretary”); and

(ii) to the extent and in the manner required by applicable law and regulations, to keep each Shareholder informed of administrative and judicial proceedings for the adjustment at the Trust level of any item required to be taken into account by a Shareholder for income tax purposes (such judicial proceedings referred to hereinafter as “judicial review”).

(c) Subject to Section 6.3 hereof, the Trust shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Shareholders. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the Managing Owner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the Managing Owner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

(d) The Tax Matters Partner is hereby authorized, but not required:

(i) to enter into any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Shareholders, except that such settlement agreement shall not bind any Shareholder who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Shareholder;

(ii) in the event that a notice of a final administrative adjustment at the Trust level of any item required to be taken into account by a Shareholder for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Trust’s principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii) to intervene in any action brought by any other Shareholder for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Shareholder for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Shareholders or the Trust in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

12.10 Reports to Federal and State Authorities.

The Managing Owner shall prepare and file with all appropriate federal and state regulatory bodies and other authorities all reports required to be so filed by federal and state securities or “blue sky” authorities and by the NASAA Guidelines.

12.11 Special Direction and Consent Regarding Possible Issuance of Final Regulations Affecting Issuance of Trust Shares for Services.

In the event that proposed regulations under, inter alia, Code Sections 83, 704 and 721 and issued by the Internal Revenue Service on May 24, 2005, under the docket number REG-105346-03, relating to issuance of partnership equity for services become finalized and, as finalized, would apply to the Managing Owner’s interest in the Trust upon issuance of Shares in the Trust, the Trust is hereby authorized and directed to make the analogue found in such final regulations to the “safe harbor” election presently described in Prop. Treas. Reg. Section 1.83-3(l)(1), whereby such Managing Owner’s interest would be valued for federal income tax purposes at its so-called “liquidation value,” as such election is further amplified by a Revenue Procedure presently published in draft form as Notice 2005-43. The Trust and each of its Shareholders, including the Managing Owner, agree to comply with all of the requirements of the safe harbor in connection with interests in the Trust transferred in connection with the performance of services while the election remains effective, to execute such documentation as the Managing Owner reasonably determines is necessary to comply with such election, and not to take any position for federal income tax purposes inconsistent with such election.

Section 13. Meetings and Voting Rights of the Shareholders.

13.1 Meetings of the Shareholders.

(a) A meeting of the Shareholders may be called by the Managing Owner on its own initiative, and shall be called by the Managing Owner following its receipt of written request(s) for a meeting from Shareholders holding 10% or more of the then outstanding Shares, to act upon any matter on which the Shareholders may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Shareholders at such meeting (with which text the Managing Owner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Shareholders). Within 10 days following the receipt of such a request, the Managing Owner shall give Notice to all Shareholders of such meeting in the manner and for a time and place as specified in Section 13.1(b). In addition, the Managing Owner acting on its own initiative may submit for action by Consent of the Shareholders, in lieu of a meeting, any matter on which the Shareholders may vote as set forth in this Section 13 (other than those matters which are the purpose of a meeting called by Shareholders holding 10% or more of the outstanding Shares).

(b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Shareholders either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the Managing Owner upon the request of the Shareholders) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the Managing Owner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Shareholder at his or her record address, or at such other address as he or she may have furnished in writing to the Managing Owner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the Managing Owner shall determine to be reasonable and convenient to the Shareholders) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Shareholders is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority shall constitute a quorum at all meetings of the Shareholders; provided, however, that, if there be no such quorum, holders of a majority of the Shares so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Shareholders need be given to any Shareholder who attends in person or is represented by proxy (except when a Shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Shareholder otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice. For the purpose of determining the Shareholders entitled to vote on any matter submitted to the Shareholders at any meeting of such Shareholders (or to take action by Consent in lieu thereof), or any adjournment thereof, the Managing Owner or the Shareholders requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

(c) Any Shareholder may authorize any Person or Persons to act for such Shareholder by proxy in respect of all matters as to which such Shareholder is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Shareholders. Every proxy must be signed by a Shareholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it.

(d) At each meeting of the Shareholders, the Shareholders present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

13.2 Voting Rights of the Shareholders.

(a) Except as may be provided otherwise in this Agreement, each holder of a Share in a class of Shares shall vote together with the holders of all other classes of Shares entitled to vote, and the holders of all the Shares shall have the exclusive right to vote, on all matters (as to which a shareholder shall be entitled to vote pursuant to applicable law) at all meetings of the Shareholders.

(b) Subject to Section 13.3, the Shareholders (other than the Managing Owner), acting by the Majority, may take the following actions without the concurrence of the Managing Owner:

(i) amend this Agreement, other than (A) in any manner to allow the Shareholders to take part in the control or management of the Trust’s business, (B) without the specific consent of the Managing Owner, to alter the rights, powers and duties of the Managing Owner as set forth in this Agreement and (C) without the specific consent of the Trustee, to alter the rights, powers and duties of the Trustee as set forth in this Agreement;

(ii) dissolve the Trust;

(iii) remove the Managing Owner and elect one or more Substitute Managing Owners; and

(iv) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Trust except for any such Sale or series of Sales while liquidating the Investments during the Wind Down Period.

With respect to any Shares owned by the Managing Owner and its Affiliates, the Managing Owner and its Affiliates may not vote on matters submitted to the Shareholders regarding the removal of the Managing Owner and its Affiliates or regarding any transaction between the Trust and the Managing Owner and its Affiliates. In determining the requisite percentage of Shares necessary to approve a matter on which the Managing Owner and its Affiliates may not vote or consent, any Shares owned by the Managing Owner and its Affiliates shall not be included.

13.3 Limitations on Action by the Shareholders.

The rights of the Shareholders under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Shareholder to liability as a Managing Owner under the Delaware Act or under the laws of any other jurisdiction in which the Trust may be qualified or own any assets or (b) to contract away the fiduciary duty owed to such Shareholder by the Managing Owner and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Shareholder, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Shareholders to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Shareholders if such counsel is affirmatively approved by the Consent of the Majority within 45 days of the date that the holders of 10% or more of the outstanding Shares propose counsel for this purpose.

Section 14. Amendments.

14.1 Amendments by the Managing Owner.

Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Managing Owner without the Consent of the Majority to effect any change in this Agreement for the benefit or protection of the Shareholders, including, without limitation:

(a) to add to the representations, duties or obligations of the Managing Owner or to surrender any right or power granted to the Managing Owner herein;

(b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

(c) to preserve the status of the Trust as a “partnership” for federal income tax purposes (or as a trust under the Delaware Act or any comparable law of any other state in which the Trust may be required to be qualified);

(d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission) or by any Administrator or similar such official;

(e) to permit the Shares to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(f) if the Trust is advised by counsel, by the Trust’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

(g) to change the name of the Trust or the location of its principal office.

Notwithstanding the foregoing, no such amendment may alter the rights, powers and duties of the Trustee as set forth in this Agreement without the Trustee’s consent.

14.2 Amendments with the Consent of the Majority.

In addition to the amendments permitted to be made by the Managing Owner pursuant to Section 14.1, the Managing Owner may propose to the Shareholders, in writing, any other amendment to this Agreement. The Managing Owner may include in any such submission a statement of the purpose for the proposed amendment and of the Managing Owner’s opinion with respect thereto. Upon the Consent of the Majority, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Shareholder or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in class or relative number of Shares owned) any Shareholder’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Trust without in each case the consent of each Shareholder affected thereby. Notwithstanding the foregoing, no such amendment may alter the rights, powers and duties of the Trustee as set forth in this Agreement without the Trustee’s consent.

Section 15. Power of Attorney.

15.1 Appointment of Attorney-in-Fact.

By their subscription for Shares and their admission as Shareholders hereunder, Shareholders make, constitute and appoint the Managing Owner, each authorized officer of the Managing Owner and each Person who shall thereafter become a Substitute Managing Owner during the term of the Trust, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Shareholder, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(a) this Agreement, Schedule A to this Agreement and the Certificate of Trust under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Shareholder or any admission or substitution of other Shareholders or the Capital Contribution made by any such Person or by any Shareholder) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Shareholder (including, without limitation, any Substitute Managing Owner and any Substitute Shareholder);

(b) any other document, certificate or instrument required to reflect any action of the Shareholders duly taken in the manner provided for in this Agreement, whether or not such Shareholder voted in favor of or otherwise consented to such action;

(c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Trust is doing or intends to do business or that the Managing Owner deems necessary or advisable;

(d) any certificate of dissolution or cancellation of the Certificate of Trust that may be reasonably necessary to effect the termination of the Trust; and

(e) any instrument or papers required to continue or terminate the business of the Trust pursuant to Section 9.4 and Section 11 hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Shareholder if such action could in any way increase the liability of such Shareholder beyond the liability expressly set forth in this Agreement or alter the rights of such Shareholder under Section 8, unless (in either case) such Shareholder has given a power of attorney to such attorney-in-fact expressly for such purpose.

15.2 Amendments to Agreement and Certificate of Trust.

(a) Each Shareholder is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Trust, in each case with the approval of less than all of the Shareholders, if a specified percentage of the Shareholders shall have voted in favor of, or otherwise consented to, such action. If, as and when:

(i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Trust, which amendment or action requires, under the terms of this Agreement, the Consent of the Shareholders;

(ii) Shareholders holding the percentage of Shares specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

(iii) any Shareholder has failed or refused to consent to such amendment or action (hereinafter referred to as the “non-consenting Shareholder”), then each non-consenting Shareholder agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Shareholder, and in his name, place and stead, any and all documents, certificates and instruments that the Managing Owner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Shareholder is fully aware that he or she has executed this special power of attorney and that each other Shareholder will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Trust’s business and affairs.

(b) Any amendment to this Agreement reflecting the admission to the Trust of any Substitute Shareholder shall be signed by the Managing Owner and by or on behalf of the Substitute Shareholder. Any amendment reflecting the withdrawal or removal of the Managing Owner and the appointment of any Substitute Managing Owner of the Trust upon the withdrawal of the Managing Owner need be signed only by such Substitute Managing Owner.

15.3 Power Coupled with an Interest.

The foregoing grant of authority by each Shareholder:

(a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Shareholder;

(b) may be exercised for such Shareholder by a signature of such attorney-in-fact or by listing or referring to the names of all of the Shareholders, including such Shareholder, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

(c) shall survive the Assignment by any Shareholder of all or less than all of such Shareholder’s Shares, provided that, if any Assignee of all of a Shareholder’s Shares shall have furnished to the Managing Owner a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Trust of such Assignee as a Substitute Shareholder shall have been approved by the Managing Owner, this power of attorney shall survive such Assignment with respect to the assignor Shareholder for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Shareholder.

Section 16. General Provisions.

16.1 Notices, Approvals and Consents.

All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Trust:

(a) If to the Trust or the Managing Owner, at the principal office of the Trust, to:

ICON ECI Fund Sixteen
c/o ICON MT 16, LLC
3 Park Avenue, 36th Floor
New York, NY 10016
Attention: Co-President and Co-CEO
Telephone: (212) 418-4700
Telecopy: (212) 418-4739

(b) If to any Shareholder, at the address set forth in Schedule A hereto opposite such Shareholder’s name, or to such other address as may be designated for the purpose by Notice from such Shareholder given in the manner hereby specified.

16.2 Further Assurances.

The Shareholders will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.3 Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

16.4 Binding Effect.

Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Trust.

16.5 Severability.

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

16.6 Integration.

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

16.7 Applicable Law.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act, without giving effect to the conflict of laws provisions thereof.

16.8 Counterparts.

This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Shareholder, a separate subscription agreement or signature page executed by one or more such Shareholders), but all such counterparts, when taken together, shall constitute but one and the same instrument.

16.9 Creditors.

No creditor who makes a loan to the Trust shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Trust other than as a secured creditor except solely by an assignment of the Shares of a Shareholder as provided herein above.

16.10 Successors and Assigns.

Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the Managing Owner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the Managing Owner and not any such assignee shall remain solely liable for its obligations hereunder.

16.11 Waiver of Action for Partition.

Each of the parties hereto irrevocably waives, during the term of the Trust, any right that he or she may have to maintain any action for partition with respect to the property of the Trust.

Section 17. Definitions.

Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Section” references are references to the Sections of this Agreement.

“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person that are attributable to selection and making of Investments, whether or not acquired or made, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on Investments and other tangible or intangible personal property not acquired, fees payable to finders and brokers that are not Affiliates of the Managing Owner, accounting fees and expenses, costs of each Investment (including the negotiation of Investment Documents, and the negotiation and documentation of Trust borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses, however designated.

“Acquisition Fees” means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and making of any Investment, however designated and however treated for tax and accounting purposes, and (b) all finder’s fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the Managing Owner, but not any Acquisition Expenses.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Shareholder’s Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Shareholder is unconditionally obligated to contribute to the Trust no later than the end of the taxable year in which his or her Shares, or the Managing Owner’s interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Shareholder is treated as being obligated to contribute to the Trust pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrator” means the official or agency administering the securities laws of a state.

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or general partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or general partner, any other Person for which such Person acts in such capacity. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” shall mean the possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliated Investment” means any Investment in which the Managing Owner, any of its Affiliates or any Fund either has or in the past has had an interest, but excluding any Joint Venture.

“Affiliated Shareholder” means any officer, employee or securities representative of the Managing Owner or any Affiliate of the Managing Owner or of any Selected Dealer who is admitted as a Shareholder at a Closing.

“Agreement” means this Amended and Restated Trust Agreement, as the same may hereafter be amended, supplemented or restated from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Applicable Repurchase Price” means, with respect to any Share, a price equal to the NAV per Share, minus the total amount of cash distributions received with respect to such Shares from the date the NAV was determined up to and including the date of such sale. Shares will not be repurchased during the Wind Down Period. The Applicable Repurchase Price for any Share shall be established at least 60 calendar days after the Trust receives notification by the Shareholder that the Shareholder wants the Trust to repurchase some or all of the Shareholder’s Shares.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Capital Account” means the capital account maintained for each Shareholder pursuant to Section 5.4 of this Agreement.

“Capital Asset” means the Capital Assets described in Section 3.2, including, but not limited to, rights relating to Capital Assets (including residual rights) and related property, real or personal, in which the Trust has acquired a direct or indirect interest, including pursuant to secured loans, or in which the Trust has invested directly, and shall also be deemed to include other tangible and intangible real or personal property which at any time is held as collateral, owned in fee simple or subject to a lease.

“Capital Contributions” means (a) as to the Managing Owner, its initial $1.00 contribution to the capital of the Trust plus such additional amounts as may be contributed to the capital of the Trust by the Managing Owner, (b) as to the Initial Shareholder, its initial $1,000.00 contribution to the capital of the Trust, which contribution shall be returned to the Initial Shareholder upon the admission of additional Shareholders to the Trust and (c) as to any other Shareholder, the gross amount of initial investment in the Trust actually paid by such Shareholder for Shares, without deductions for Dealer-Manager Fees, Distribution Fees, Sales Commissions, Trail Commissions and Front-End Fees. For purposes of calculating the Trust’s Distributable Cash, and the amount of the special distribution described in Section 8.1(d), the Capital Contribution of a Shareholder who, pursuant to Section 5.2(d), the DRIP, or under any other provision, purchased Shares from the Trust at a price of less than $1,000.00 per Share shall be deemed to be $1,000.00 per Share with respect to such Shares. Although the Trust does not foresee any Shareholders making non-cash capital contributions, a Shareholder’s capital contributions includes the initial Gross Asset Value of any property (other than money) contributed to the Trust by such Shareholder.

“Cash Flow” means cash on hand derived from Cash From Operations and Cash From Sales.

“Cash From Operations” means gross cash proceeds from Trust operations, without deduction for depreciation or other similar allowances, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

“Cash From Sales” means the cash received by the Trust as a result of a Sale reduced by (a) all Indebtedness of the Trust required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an Investment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the Managing Owner), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the Managing Owner and (d) all assets and expenses incurred in connection with such Sale. In the event the Trust takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Trust with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Trust for tax or accounting purposes. If, in payment for an Investment sold, the Trust receives purchase money obligations secured by liens on such Investment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

“Class A Distributable Cash” means, as of the Distribution Date, the percentage of the Distributable Cash allocable to the Class A Shares based on the number of Class A Shares outstanding over the total number of Shares outstanding reduced by expenses directly or indirectly allocable to the Class A Shares in the sole discretion of the Managing Owner.

“Class I Distributable Cash” means, as of the Distribution Date, the percentage of the Distributable Cash allocable to the Class I Shares based on the number of Class I Shares outstanding over the total number of Shares outstanding reduced by expenses directly or indirectly allocable to the Class I Shares in the sole discretion of the Managing Owner.

“Closing” means the admission of Shareholders to the Trust in accordance with Section 5.2 of this Agreement.

“Closing Date” means any date on which any Shareholder shall be admitted to the Trust, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

“Commission” means the U.S. Securities and Exchange Commission.

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Controlling Person” means, with respect to the Managing Owner or any of its Affiliates, any of its chairmen, directors, presidents, vice presidents, corporate secretary, treasurer, any holder of a 5% or larger equity interest in the Managing Owner or any such Affiliate, or any Person having the power to direct or cause the direction of the Managing Owner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer or holds such an equity interest be considered a Controlling Person.

“Dealer-Manager” means ICON Securities, LLC, an Affiliate of the Managing Owner, and any successor thereto.

“Dealer-Manager Agreement” means the agreement entered into between the Trust and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

“Dealer-Manager Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Delaware Act” means the Delaware Statutory Trust Act, 12 Del. Code Ann. §3801, et seq., as amended from time to time, and any successor thereto.

“Dissolution Event” has the meaning specified in Section 11.1 of this Agreement.

“Distributable Cash” means monthly cash distributions equal to the Distribution Rate multiplied by the product of the number of days in the relevant month and 1/365, multiplied by the product of (x) the number of Shares outstanding and (y) $1,000 (including Shares owned by the Managing Owner), reduced by any amounts that have been returned to Shareholders pursuant to Section 8.6; provided, however, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed above which the Trust is unable to make, and without reduction for any cash distributions actually made, in any prior period). For purposes of computing Distributable Cash, the Managing Owner shall not take into consideration any expenses directly or indirectly allocable solely to the Class A Shares or solely to the Class I Shares (in its sole discretion).

“Distribution Date” means the day each month the Managing Owner makes a distribution to the Shareholders.

“Distribution Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Distribution Rate” means the rate of distributions to be paid on a Shareholder’s Capital Contributions as determined by the Managing Owner, in the Managing Owner’s sole discretion.

“Distribution Reinvestment Plan” or “DRIP” means a plan adopted by the Trust to allow Shareholders and members or partners of affiliated Funds to purchase additional Shares with distributions received from the Trust and/or certain Affiliates of the Trust or such other affiliated Funds.

“Due Diligence Expenses” has the meaning specified in Section 6.4(d) of this Agreement.

“Effective Date” means the date the Registration Statement is declared effective by the Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the Managing Owner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Shareholders as a result of the Closing occurring on the Initial Closing Date.

“Escrow Agent” means UMB Bank, N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Managing Owner to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Trust, the Managing Owner, the Dealer-Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Final Closing Date” means the last Closing Date on which any Shareholder (other than a Substitute Shareholder) shall be admitted to the Trust, which shall be as soon as practicable following the Termination Date.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Cash Distributions” means, with respect to the Shareholders, distributions made to such Shareholders by the Trust during the Offering Period and Operating Period on a monthly basis equal to the product of the aggregate amount of Shares outstanding and $1,000 per Share (such product reduced by any amounts of uninvested Capital Contributions distributed to such Shareholders pursuant to Section 8.6 and by distributions in any prior month in excess of the product of the number of days in such prior month and 1/365 multiplied by the Distribution Rate on such Shareholders’ Capital Contributions) multiplied by the product of the number of days in the relevant month and 1/365 multiplied by the Distribution Rate.

“Fiscal Period” means any interim accounting period established by the Managing Owner within a Fiscal Year.

“Fiscal Quarter” means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

“Fiscal Year” means the Trust’s annual accounting period established pursuant to Section 12.4 of this Agreement or any portion of the annual accounting period for which the Trust is required to allocate Profits, Losses, and other items of Trust income, gain, loss, or deduction pursuant to Section 8.

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Trust’s organizational and offering or acquisition periods including Sales Commissions, Dealer-Manager Fees, Organizational and Offering Expenses, Acquisition Fees and Acquisition Expenses, and all other similar fees however designated.

“Fund” means, in addition to the Trust, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the Managing Owner or any of its Affiliates for the primary purpose of investment in and the operation of or gain from Investments.

“Gross Asset Value” means, with respect to any asset of the Trust, the asset’s adjusted federal income tax basis, except that:

(a) the initial Gross Asset Value of any asset contributed by a Shareholder to the Trust shall be the gross fair market value of such asset on the date of contribution as determined by the contributing Shareholder and the Managing Owner;

(b) the Gross Asset Values of all Trust assets shall be adjusted to equal their respective gross fair market values at such times as the Shareholders’ Capital Accounts are adjusted pursuant to Section 5.4(i) hereof;

(c) the Gross Asset Value of any Trust asset distributed to any Shareholder shall be the gross fair market value of such asset on the date of distribution;

(d) to the extent not otherwise reflected in the Shareholders’ Capital Accounts, the Gross Asset Values of Trust assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (b) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b) – (d) above, the adjusted tax basis of such asset differs from its gross fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

“Gross Income” means the Trust’s gross income for federal income tax purposes.

“Gross Offering Proceeds” mean the aggregate gross amount of Capital Contributions made by the Shareholders other than the Managing Owner and the Initial Shareholder in the Offering.

“Gross Revenues” means revenue or income that is expected to be received directly or indirectly from any and all sources with respect to an Investment.

“Gross Share Price” means $1,000.00 for each whole Class A Share and $930.00 for each whole Class I Share purchased by a Shareholder; provided, however, that for Affiliated Shareholders and Shareholders who purchase Shares pursuant to the DRIP, the Gross Share Price is $930.00 per Share.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” has the meaning specified in Section 6.3(a) of this Agreement.

“Initial Closing Date” means the first Closing Date for the Trust on which Shareholders holding in the aggregate Shares equal to, or greater than, the Minimum Offering are admitted to the Trust, and which shall be not later than fifteen (15) days after Subscription Monies are released from the Escrow Account to the Trust.

“Investment Committee” means a committee established by the Investment Manager to set Investment review policies and procedures, and approve significant Investments and Investments that differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Investment Manager.

“Investment Documents” means all agreements, certificates, notices, instruments, amendments and other documents related to an Investment.

“Investment Management Agreement” means that agreement between the Trust and the Investment Manager governing the services to be provided by the Investment Manager, as amended from time to time.

“Investment Manager” means ICON Capital, LLC, a Delaware limited liability company, and its successors.

“Investments” means, collectively, the Trust’s portfolio, from time to time, of investments in or collateralized by Capital Assets, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise, working capital reserves allocable to the Investments (except for the working capital reserves in excess of 3%), and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Involuntary Withdrawal” means, with respect to the Managing Owner, the removal or involuntary withdrawal of the Managing Owner from the Trust pursuant to Section 9.2 of this Agreement.

“IRA” means an Individual Retirement Account and its related funding vehicle.

“IRS” or “Service” means the Internal Revenue Service or any successor agency thereto.

“Joint Venture” means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Trust acts jointly with any Fund or with any non-Affiliated Person to make Investments.

“Lender” means any Person that directly or indirectly lends cash or cash equivalents to the Trust, including any Person that acquires by purchase, assignment or otherwise an interest in the Trust’s Gross Revenues and/or any of the Trust’s Capital Assets, and any property securing any such transaction.

“Majority” means the affirmative vote of more than 50% of the aggregate outstanding Shares of any class of Shares, voting together as a single class for such purposes and as entitled to vote on such matter.

“Management Fees” means, for any Fiscal Year, a fee in an amount equal to 3.5% of annual Gross Revenues realized from Investments.

“Managing Owner” means ICON MT 16, LLC, a Delaware limited liability company, and its successors and any Person who subsequently becomes an additional or Substitute Managing Owner duly appointed to the Trust in accordance with this Agreement, in such Person’s capacity as a Managing Owner of the Trust.

“Maximum Offering” means receipt and acceptance by the Trust of subscriptions by Persons eligible to purchase a total number of Shares on or before the Final Closing Date registered pursuant to a Registration Statement.

“Minimum Offering” means receipt and acceptance by the Trust of subscriptions for not less than $1,200,000 (excluding any investment in Shares in excess of $60,000 collectively subscribed for by the Managing Owner or any Affiliate of the Managing Owner).

“NASAA Guidelines” means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

“NAV per Share” is determined on a per Share basis and in accordance with generally accepted accounting principles as applied within the United States of America.

“Net Offering Proceeds” means the Gross Offering Proceeds minus Dealer-Manager Fees, Distribution Fees, Sales Commissions and Organizational and Offering Expenses payable by the Trust.

“Net Worth” means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Notice” means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

“Offering” means the offering of Shares pursuant to a Prospectus.

“Offering Period” means the period from the Effective Date to the Termination Date.

“Operating Expenses” includes (a) all costs of personnel (including officers or employees of the Managing Owner or its Affiliates other than Controlling Persons) involved in the business of the Trust, allocated pro rata to their services performed on behalf of the Trust, but excluding overhead expenses attributable to such personnel; (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Trust; (c) legal, audit, accounting, brokerage, appraisal, Trustee and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Trust or in connection with the business of the Trust; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other Investment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Investments (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance thereof); (g) expenses of organizing, revising, amending, converting, modifying or terminating the Trust; (h) expenses in connection with distributions made by the Trust to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Shareholders, including the costs of printing and mailing to such Person evidences of ownership of Shares and reports of meetings of the Shareholders and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Shareholders for investor, tax reporting or other purposes, and reports which the Managing Owner deems it to be in the best interests of the Trust to furnish to the Shareholders and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Trust (including an allocable portion of the Trust’s costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Trust and any other investment Funds sponsored by the Managing Owner or any of its Affiliates, the Trust’s interest in which shall be liquidated in connection with the Trust’s liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Investments; (l) the costs and expenses incurred in qualifying the Trust to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Trust; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Trust is involved.

“Operating Period” means the period commencing with the Final Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be ~~extended, by notice to the Shareholders, at the sole and absolute discretion of the Managing Owner for a further period of not more than an additional 36 months~~shortened, or extended for up to three years, each in the sole and absolute discretion of the Managing Owner with notice to Shareholders.

“Operations” means all operations and activities of the Trust except Sales.

“Organizational and Offering Expenses” means (a) all costs and expenses incurred in connection with, and in preparing the Trust for, qualification under federal and State securities laws, and subsequently offering and distributing the Shares to the public (except for Sales Commissions, Trail Commissions, Dealer-Manager Fees and Distribution Fees payable to the Dealer-Manager or any Selected Dealer), including, but not limited to, (i) printing costs, (ii) Trustee, registration and filing fees, (iii) attorneys’, accountants’ and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the Managing Owner or any of its Affiliates while engaged in organizing the Trust and registering the Shares.

“Partially Adjusted Capital Account” means, with respect to any Shareholder (including the Managing Owner with respect to that portion of its Capital Account and the adjustments described below attributable to any Shares it owns) for any Fiscal Period, the Capital Account balance of such Shareholder as of the beginning of such Fiscal Period, adjusted as set forth in the definition of Capital Account for all contributions and distributions during such period and all special allocations pursuant to Sections 8.2(f) and 8.4(a) with respect to such Fiscal Period before giving effect to the allocations pursuant to Sections 8.2(c), 8.2(d) and 8.2(e), increased by the sum of (a) the Shareholder’s share of Trust Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(g)), (b) the Shareholder’s share of Shareholder Nonrecourse Debt Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(i)), and (c) the amount, if any, which such Shareholder is obligated to contribute to the capital of the Trust pursuant to this Agreement (but only to the extent that such capital contribution obligation has not been taken into account in determining such Shareholder’s share of Shareholder Nonrecourse Debt Minimum Gain).

“Person” shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the Managing Owner and any of its Affiliates.

“Preferred Return” means the time when the aggregate amount of cash distributions to the Shareholders (including the Managing Owner, but only with respect to the Shares, if any, it owns) equals the aggregate amount of the product of (x) the number of Shares issued and (y) $1,000, plus an amount equal to an eight percent (8.0%) annual cumulative return on such amount, determined by treating such distributions as first being applied to satisfy such 8.0% return which has accrued but has not yet been paid and treating any excess distributions as a reduction of the product of the amounts set forth in clauses (x) and (y), above. For these purposes: (a) contributions and distributions made on or before the 15th day of the month shall be treated as having been made on the 1st day of such month and contributions and distributions made after the 15th day of the month shall be treated as having been made on the 1st day of the following month; (b) the one-time special distribution made pursuant to Section 8.1(d) shall not be taken into account; and (c) Shares redeemed pursuant to Section 10.5 and 10.6 and any payment associated with such redemption shall not be taken into account. Income earned on escrowed funds and distributed to Shareholders may be taken into account in determining whether the Preferred Return has been achieved.

“Profits” or “Losses” means, for any Fiscal Year, the Trust’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (a) any income of the Trust that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss; (b) any expenditure of the Trust described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss; (c) gain or loss resulting from a taxable disposition of any asset of the Trust shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value; (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); (e) in the event the Gross Asset Value of any Trust asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses; (f) any expenses directly or indirectly allocable to a specific class of Shares (determined by the Managing Owner in its sole discretion) shall not be taken into account in computing Profits or Losses, but shall be specially allocated among the Shareholders of such class; and (g) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Trust income, gain, loss, or deduction available to be specially allocated pursuant to Section 8.2 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (g) above.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Trust, including the cash paid, Indebtedness incurred, assumed or to which the Trust’s Gross Revenues from the Investment are subject and/or the value of the Capital Assets secured by or subject to such Investment, and the amount of the related Acquisition Fees on such Investment, plus that portion of the reasonable, necessary and actual expenses incurred by the Managing Owner or any of its Affiliates in making Investments on an arm’s length basis with a view to transferring such Investments to the Trust, which is allocated to the Investments in question in accordance with allocation procedures employed by the Managing Owner or such Affiliate from time to time and within generally accepted accounting principles.

“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Trust for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Shareholders as a result of Closings to be held subsequent to the Initial Closing Date.

“Registration Statement” means the registration statement for the Shares on a proper form filed with the Commission under the Securities Act, which registration statement was declared effective by the Commission.

“Repurchase Plan” means the Repurchase Plan described in the Prospectus.

“Reserves” means reserves established by the Trust for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 0.5% of the Gross Offering Proceeds until the end of the Operating Period and (b) during the Wind Down Period, the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) 0.5% of the aggregate amount of Capital Contributions made (or treated as having been made pursuant to clause (b) of the definition of Preferred Return) by the Trust’s then-current Shareholders with respect to its then-outstanding Shares reduced by the amounts distributed that are treated pursuant to the definition of Preferred Return as a return of such Capital Contribution with respect to such Shares.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Trust’s Investments.

“Sales Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Schedule A” means Schedule A attached to, and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number and class of Shares owned by the Shareholders, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Shareholder.

“Secondary Market” has the meaning specified in Section 10.2(c) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selected Dealer” means each member firm of FINRA or any registered investment adviser that has been selected by the Dealer-Manager to offer and sell Shares or make subscriptions to purchase the Shares available and that has entered into a Selected Dealer Agreement with the Dealer-Manager.

“Selected Dealer Agreement” means each of the agreements entered into between the Dealer-Manager and any Selected Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

“Share” means a Shareholder’s interest in the Trust.

“Shareholder” means the Managing Owner and any Person who is the owner of at least one Share and who has been admitted to the Trust as a Shareholder and any Person who becomes a Substitute Shareholder in accordance with the terms and conditions set forth in this Agreement, in such Person’s capacity as a Shareholder of the Trust.

“Shareholder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treas. Reg. Section 1.704-2(b)(4).

“Shareholder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Shareholder Nonrecourse Debt, equal to the Trust Minimum Gain that would result if such Shareholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

“Shareholder Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” in Treas. Reg. Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Subscription Agreement” means the Subscription Agreement substantially in the form thereof attached as an exhibit to the Prospectus.

“Subscription Monies” means the funds received from a subscriber in respect of a purchase of Shares.

“Substitute Managing Owner” means any successor to the Managing Owner appointed to the Trust in accordance with Section 9.4 of the Agreement.

“Substitute Shareholder” means any Assignee of Shares who is admitted to the Trust as a Shareholder pursuant to Section 10.3 of this Agreement.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b), including, but not limited to, Organizational and Offering Expenses. Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Trust’s method of accounting if they were deductible expenses.

“Tax Matters Partner” means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Trust level by the Internal Revenue Service with respect to Trust matters. The Managing Owner is designated Tax Matters Partner for the Trust in Section 12.9 of this Agreement.

“Term” has the meaning specified in Section 4 of this Agreement.

“Termination Date” means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date; provided, that such twelve-month period may be extended at the sole and absolute discretion of the Managing Owner for a further period of not more than an additional twenty four (24) months and (c) the termination of the Offering by the Managing Owner at any time.

“Trail Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

“Trust” means ICON ECI Fund Sixteen, a Delaware Statutory Trust, and its subsidiaries as the context shall require.

“Trust List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number and class of Shares held by, each Shareholder, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Trust Loan” has the meaning specified in Section 6.2(b) of this Agreement.

“Trust Minimum Gain” has the same meaning as the term “partnership minimum gain” in Treas. Reg. Sections 1.704-2(b)(2) and (d).

“Trust Nonrecourse Deductions” shall have the same meaning as the term “nonrecourse deductions” in Treas. Reg. Sections 1.704-2(b)(1) and 1.704-2(c).

“Unpaid Target Distribution” means, as of any given date, that amount that would be needed to be then distributed to the Shareholders (including the Managing Owner, but only with respect to the Shares, if any, it owns), in light of all previous distributions to the Shareholders pursuant to Section 8.1(a) (increased to reflect expenses specially allocated to a specific class of Shares), to achieve the Preferred Return.

“Voluntary Withdrawal” means, with respect to the Managing Owner, the voluntary withdrawal from the Trust of the Managing Owner as the Managing Owner of the Trust, or the voluntary sale, assignment, encumbrance or other disposition of all of the Managing Owner’s Shares pursuant to Section 9.1 of this Agreement.

“Wind Down Period” means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the Managing Owner for an orderly termination of the Trust’s operations and affairs and winding down or disposition of the Trust’s Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least twenty-four (24) months beyond the end of the Operating Period, but which could last until the expiration of the term of the Trust as set forth in Section 4.

“Withdrawal” means, with respect to the Managing Owner, the Voluntary Withdrawal or Involuntary Withdrawal of such Managing Owner.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MANAGING OWNER:
ICON MT 16, LLC

By:	Name: Michael Reisner Title: Co-Chief Executive Officer and Co-President

INITIAL SHAREHOLDER:
CION INVESTMENT GROUP, LLC

By:	Name: Michael Reisner Title: Co-Chief Executive Officer and Co-President

TRUSTEE:
WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	Name: Title:

ICON ECI FUND SIXTEEN
3 Park Avenue
36th Floor
New York, New York 10016
(212) 418-4700

CONSENT FORM

THE CONSENT SOLICITION PERIOD EXPIRES AT 5:00 P.M., EASTERN TIME,
ON MAY 24, 2017, UNLESS EXTENDED (THIS PERIOD, AS IT MAY BE EXTENDED,
THE “SOLICITATION PERIOD”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO
THE EXPIRATION OF THE SOLICITATION PERIOD

YOUR CONSENT IS BEING SOLICITED BY ICON MT 16, LLC, THE MANAGING OWNER OF ICON ECI FUND SIXTEEN (“FUND SIXTEEN”). YOU SHOULD READ THE CONSENT SOLICITATION STATEMENT TO WHICH THIS CONSENT FORM RELATES BEFORE YOU COMPLETE THIS CONSENT FORM. WHEN THIS CONSENT FORM IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF A PROPERLY EXECUTED CONSENT FORM IS RETURNED WITHOUT ANY VOTE BEING SPECIFIED, THE SHARES REPRESENTED HEREBY WILL BE DEEMED TO HAVE CONSENTED TO THE TRUST AGREEMENT AMENDMENT.

If you have any questions, please call Mediant Communications, Inc. (“Mediant”) at (844) 201-2048 or Fund Sixteen’s Investor Relations department at (800) 343-3736.

THE MANAGING OWNER RECOMMENDS A VOTE “FOR” THE TRUST AGREEMENT AMENDMENT.

The undersigned Shareholder of Fund Sixteen does hereby consent, with respect to all Shares owned by the undersigned, as follows:

To approve the amendment to the Trust Agreement as described in the Consent Solicitation Statement.

FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

TO CONSENT, SIMPLY MARK, SIGN AND DATE THIS CONSENT FORM AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID REPLY ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE AT (866) 834-5340 OR ONLINE AT WWW.PROXYPUSH.COM/ICON.

PLEASE SIGN AND PRINT YOUR FULL NAME BELOW, EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL ON THE ACCOMPANYING REPLY ENVELOPE (UNLESS YOUR MAILING LABEL NAME IS PRINTED INCORRECTLY).

If your Shares are owned jointly, all holders should sign below. When signed as attorney, personal representative, administrator, trustee or guardian, please provide your full title and the name of the person or trust on whose behalf you are authorized to act. If there is more than one trustee, all should sign. If by a corporation, please sign using the full corporate name by the president or other authorized officer. If by a partnership, please sign using the full partnership name by an authorized person, indicating, where proper, the official position or representative capacity of such person.

IF YOU OWN SHARES IN MULTIPLE ACCOUNTS, FOR EXAMPLE, IN AN IRA AND INDIVIDUALLY, YOU WILL RECEIVE A SEPARATE CONSENT SOLICITATION STATEMENT FOR EACH ACCOUNT. PLEASE RETURN A CONSENT FORM FOR EACH ACCOUNT IN ORDER FOR ALL YOUR SHARES TO BE VOTED.

The undersigned Shareholder(s) hereby acknowledges receipt of the Consent Solicitation Statement dated April 24, 2017.

Dated:	(Signature)
(Print Name – Last, First, Middle Initial)
(Signature – if held jointly)
(Signature – if held jointly)
(Print Name – Last, First, Middle Initial)